As filed with the Securities and Exchange Commission on August 7, 2019

Registration No. 333-230943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	3990	35-2521028
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kingkey 100, Block A, Room 5403

Luohu District, Shenzhen City, China 518000

+ (86) 755 8233 0336
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Business Filings Incorporated

701 S Carson Street, Suite 200

Carson City, Nevada 89701

Tel: (608) 827-5300

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

Mitchell S. Nussbaum, Esq. Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 Telephone: (202) 567-6417

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.001 par value (2)	—	—	$20,000,000	$2,424.00
Common Stock, $0.001 par value (3)	2,364,837	$89.75	$212,244,121	$25,723.99
Placement Agent Warrants (4)	—	—	—	—
Common Stock Underlying Placement Agent Warrants (5)	—	—	$1,000,000	$121.20
Total	—	—	$233,244,121	$28,269.19	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 2,364,837 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Registrant’s common stock reported by the OTCQB Marketplace on April 17, 2019.
(4)	No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.
(5)	Resales of shares of common stock issuable upon exercise of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.
(6)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●

Public Offering Prospectus. A prospectus to be used for the public offering of a minimum of 1,150,000 and a maximum of 4,000,000 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the placement agent named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 2,364,837 shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page 2;

●	they contain different Use of Proceeds sections on page 20;

●	a Selling Stockholder section is included in the Resale Prospectus;

●	the Plan of Distribution section from the Public Offering Prospectus on page 56 is deleted from the Resale Prospectus and a Selling Stockholder Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus on page 61 deletes the reference to counsel for the placement agent.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2019

PRELIMINARY PROSPECTUS

Addentax Group Corp.

MINIMUM OFFERING: 1,150,000 Shares of Common Stock

MAXIMUM OFFERING: 4,000,000 Shares of Common Stock

Addentax Group Corp. is offering a minimum of 1,150,000 shares of common stock, par value $0.001 per share, and a maximum of 4,000,000 shares of common stock. We currently expect the public offering price to be $5.00 per share. The offering is being made on a “best efforts” basis without a firm commitment by the placement agent who has no obligation or commitment to purchase any of our shares. The placement agent must sell the minimum number of shares offered (1,150,000 shares of common stock), if any are sold, and are only required to use their best efforts to sell the shares offered. See “Plan of Distribution.”

This offering will terminate 180 days from the date of this prospectus (the “Termination Date”), unless extended by our board of directors for an additional 90 days, although we may close the offering on any date prior to the Termination Date, if the offering is fully subscribed or upon the vote of the board of directors. Reasons the board may consider in determining whether to extend or terminate the offering may include, but are not limited to, the amount of funds raised, the potential to raise additional capital, and the response to the offering as of that date.

We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “ATXG.” The closing price for our common stock on August 6, 2019, was $89.75 per share. There is a limited public trading market for our common stock. We are applying to list our common stock on the Nasdaq Capital Market under the symbol “ATXG.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

	Offering Price Per Share ($)	Commission per Share(1)(2)	Net Proceeds to Addentax ($)
Minimum Offering (1,150,000 shares)	5.00	0.30	5,405,000
Maximum Offering (4,000,000 shares)	5.00	0.30	18,800,000

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to Network 1 Financial Securities, Inc., the placement agent. See “Plan of Distribution” beginning on page 56 of this prospectus for additional information regarding total placement agent compensation. It also does not include our expected cash expense for this offering to be approximately $521,028, exclusive of the above commissions.

(2)	We and the placement agent have agreed to pay commissions of 6.0% per share (or $0.30 per share).

In addition to the placement agent commissions listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue share purchase warrants, exercisable commencing 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or the commencement of sales in this offering for a period of five years after the effective date of the offering, to purchase shares of common stock equal to 5% of the total number of shares sold in this offering and may be exercisable at a per share price equal to 125% of the public offering price (the “Placement Agent Warrants”). The registration statement of which this prospectus is a part also covers the Placement Agent. Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the placement agent, please see “Plan of Distribution” beginning on page 56.

Until we sell at least 1,150,000 shares of common stock, all investor funds will be held in an escrow account at Continental Stock Transfer & Trust, New York, New York, as agent, for the benefit of the investors. If we do not sell at least 1,150,000 shares of common stock by the Termination Date, all funds will be returned to investors without interest or deduction promptly after the Termination Date. If we complete this offering, net proceeds will be promptly delivered to us on the closing date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The placement agent expects to deliver the shares of common stock to purchasers on                   , 2019.

The date of this prospectus is                     , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We and the placement agent have not authorized any person to provide you with different information. We and the placement agent are not offering to sell, or seeking an offer to buy, our common stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. On February 27, 2019, we effected a 1-for-20 reverse split on our shares of common stock and the proportional reduction of our total authorized shares of common stock from 506,920,000 shares to 25,346,004 shares.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 61, before making an investment decision.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Addentax Group Corp., is also based on our good faith estimates.

Unless the context otherwise requires, all references in this prospectus to:

●	“we,” “us,” “our,” the “Registrant”, the “Company,” and “Addentax” refer to Addentax Group Corp. and its subsidiaries;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended;
●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;
●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China; and
●	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

Unless otherwise noted, all translations from Chinese Yuan to U.S. dollars using the exchange rate refers to the exchange rate quoted on http://www.oanda.com on March 31, 2019, which was RMB 6.71 to USD$1.00. We make no representation that the Chinese Yuan amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We are a garment manufacturer and logistics service provider based in China. Our garment manufacturing business consists of sales made principally to wholesalers located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines, which we believe ensures that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through two wholly-owned subsidiaries, Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), and Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), which are located in the Guangdong province, China.

Our logistic business consists of delivery and courier services covering approximately seven provinces in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through two wholly-owned subsidiaries, Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), and Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), which are located in the Guangdong province, China.

Competitive Strengths

We believe we have the following competitive strengths:

Cost-effective production. We have adopted a vertical integration production process. We produce garments in our own production facilities and employ our in-house transport teams to deliver garments to our customers. This one-stop service optimizes production efficiency and saves costs by lowering the cost per unit, thereby achieving economies of scale.

Stringent quality control process. As of March 31, 2019, we had 15 employees in the production department that are responsible for conducting our quality control process. We implement a stringent quality control process which monitors various stages of our garment manufacturing business, including sampling checks of semi-finished products and finished products. We prepare inspection reports to address the quality problems and make recommendations to improve the quality of our products. During final product inspection, we pay special attention to the measurements, workmanship, ironing and packaging of our products to help best ensure that the quality of our products comply with the specifications, standards and requirements of our customers.

Strong design capabilities. Our design team works closely with our customers to understand their needs and make recommendations to them. Our design team also conducts market research and attend industry exhibitions to understand the latest market trends. As of March 31, 2019, our design team consisted of four members.

Extensive delivery network. Our logistics business has nine routes and covers 66 cities in seven provinces and two municipalities in the PRC.

Our Strategies

Key elements of our business and growth strategies include the following:

Sales of raw materials. We intend to enter into exclusive agreements with textile and garment suppliers in Southeast China to be their exclusive agent and supply their textiles and garments to our customers. To execute this plan, we intend to set up several retailers for the sales of textiles and garments to retail customers and supply the textiles and garments exclusively to various high-end fashion brands.

Develop our own brands. We intend to develop our own brands that focus on fast fashion with teenagers being our primary target customers. We plan to adopt a low cost strategy at the early stage and improve the quality of our products after increasing our market share. We are in the process of registering a trademark for our own brand and intend to start our advertising campaign after the registration of this trademark. We plan to distribute our products in different channels, including our own retailers, co-operative retailers and franchisees.

Expand our delivery network. As of March 31, 2019, we provided logistics services to over 66 cities in seven provinces and two municipalities in the PRC. We plan to open our logistic points in 20 more cities in the PRC in the third and fourth quarters of 2019.

Develop international logistics services and warehousing services. We intend to develop international logistics services for customers located all over the world and international warehousing services.

Our Corporate Structure

Risks Related to Our Business

Our ability to implement our business strategy is subject to numerous risks and uncertainties that you should be aware of before making an investment decision. We face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common stock. These risks include, among others, the following:

●	Our success depends on our customer’s ability to market and sell their products manufactured by us.

●	Our future expansion plans are subject to uncertainties and risks.

●	Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.

●	Any labor shortages, increased labor costs or other factors affecting labor supply for our production materials may materially and adversely affect our business operations.

●	If we are unable to attract additional customers and clients to purchase our services (and future products we may develop or sell) it will have a negative effect on our ability to generate the revenue.

Corporate Information

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We have a fiscal year-end of March 31. Our principal executive offices are located at Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000 and our telephone number is + (86) 755 8233 0336. We maintain a website at www.addentax.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

THE OFFERING

The offering is being made on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agent, who has no obligation or commitment to purchase any of our shares. The closing of the offering and delivery of the shares is expected to occur no later than _______________, 2019. See “Plan of Distribution.” The placement agent must sell the minimum number of shares offered (1,150,000 shares of common stock), if any are sold, and are only required to use their best efforts to sell the shares offered. If the placement agents does not sell the minimum number of shares, the offering will be terminated on , 2019.

Common Stock Being Offered	Minimum: 1,150,000 shares Maximum: 4,000,000 shares

Shares of Common Stock Outstanding Before this Offering	25,346,004 shares

Shares of Common Stock Outstanding After this Offering	Minimum: 26,496,004 shares Maximum: 29,346,004 shares

Offering Price Per Share	$5.00 per share

Use of Proceeds

Our net proceeds from this offering, assuming the minimum number of shares of common stock offered (1,150,000 shares) is sold are expected to be approximately $5,405,000, and assuming the maximum number of shares of common stock offered (4,000,000 shares) is sold are expected to be approximately $18,800,000, each at the public offering price of $5.00. We intend to use the net proceeds from this offering for the purchase and sale of raw materials and developing our own brands, including working capital and general corporate purposes. See “Use of Proceeds” on page 20.

Best Efforts

The placement agent is selling our common stock on a “best efforts” basis. Accordingly, the placement agent has no obligation or commitment to purchase any common stock. The placement agent is not required to sell any specific number or dollar amount of common stock but will use its best efforts to sell the common stock offered.

We do not intend to close this offering unless we sell at least a minimum number of shares of common stock, at the price per share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our common stock on the Nasdaq Capital Market.

Offering Period

The common stock is being offered for a period of 180 days commencing on the date of this prospectus, unless extended by our board of directors for an additional 90 days. If the minimum offering amount is not raised within such time period, all subscription funds from the escrow account will be returned to investors promptly by noon of the next business day after the Termination Date without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our common stock is raised, or (ii) 180 days from the date of this prospectus, unless extended by our board of directors for an additional 90 days, although we retain the right to terminate the offering prior to the expiration of the 180-day period.

Escrow

Unless sooner withdrawn or cancelled by either us or the placement agent, the offering will continue through _________, 2019. Until we sell at least 1,150,000 shares of common stock, all investor funds will be held in a non-interest bearing escrow account at Continental Stock Transfer & Trust, as agent, for the benefit of the investors. If we do not sell at least 1,150,000 shares of common stock by ________________2019, unless we determine to extend the offering, all funds will be promptly returned to investors after the termination without interest or deduction. If we complete this offering, net proceeds will be promptly delivered to us on the closing date. See “Plan of Distribution — Escrow Agent and Deposit of Offering Proceeds.”

Proposed NASDAQ trading symbol	“ATXG”
Lock-Up Agreements	“See “Plan of Distribution” for more information.

Risk Factors	An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” discussed beginning on page 8.

OTCQB Market Symbol	“ATXG”

The number of shares of our common stock to be outstanding after this offering is based on 25,346,004 shares outstanding as of August 7, 2019.

Unless otherwise indicated, all information in this prospectus gives effect to a 1-for-20 reverse stock split of our common stock effected on February 27, 2019.

SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended March 31, 2019 and 2018 are derived from our audited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

	As of March 31,
	2019	2018

Balance Sheet Data:
Cash and cash equivalents	$277,264	$264,806
Prepayments, Deposits and Other Receivable	2,525,148	6,129,762
Total Assets	3,971,846	7,518,111
Total Current Liabilities	5,674,393	8,623,045
Total Liabilities	5,674,393	8,623,045
Total Stockholders’ equity (deficit)	(1,702,547)	(1,104,934)

	Years Ended March 31,
	2019	2018
Statements of Operations Data:
Revenues	$10,026,920	$13,437,569

Operating expenses
Selling, General and Administrative Expenses	(1,850,148)	(1,585,836)
Depreciation	(115,673)	(111,740)
Total operating expenses	(1,965,821)	(1,697,576)
Loss from Operations	(683,127)	(255,954)

Loss before provision for income taxes	(685,774)	(690,054)

Net Loss	$(694,329)	$(709,396)

Net loss per common share
Basic*	$(0.03)	$(0.03)
Diluted*	$(0.03)	$(0.03)

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

You should carefully consider the risks described below and elsewhere in this prospectus, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline, and you may lose all or part of your investment. You should consider our business and prospects in light of the challenges we face, including the ones discussed in this section. In the event that any of the events described in the risk factors below occur, it could have a material adverse effect on our operations and cash flow and cause the value of our securities to decline in value or become worthless.

Risks Associated with Our Company

Our success depends on our customer’s ability to market and sell their products manufactured by us.

All of our customers in our garment manufacturing business are garment wholesalers and retailers. Consequently, our business and results of operations are directly affected by the demand of their end customers for their products supplied by us. Drastic changes in consumer preferences are beyond our control and will affect the demand for certain products supplied by us. We may not be able to anticipate and respond to such changes in consumer preferences in a timely manner. If the sales of our customers’ products decrease or do not grow as we expect, our customers may decrease the volume or purchase price of their orders, which could materially and adversely affect our business, financial condition and results of operations.

Our future expansion plans are subject to uncertainties and risks.

We have set out our future business plans in the “Business – Business Strategies” section in this prospectus. The implementation of such future plans requires us to effectively manage our sales, procurement, new logistics points and other aspects of our operations. If we fail to effectively and efficiently implement our future plans, we may not be successful in achieving desirable and profitable results. Even if we effectively and efficiently implement our future plans, there may be other unexpected events or factors that prevent us from achieving the desirable and profitable results from the implementation of our future plans, such as changes in our ability to comply with local rules and regulations or any delays or difficulties in obtaining the necessary licenses and approvals from local governments. Our business, financial condition, results of operations and growth prospects may be materially and adversely affected if our future expansion plans fail to achieve positive results.

If we are unable to create brand influence, we may face difficulties in attracting new business partners and clients.

Our brand is still being nurtured. It is of critical importance that we create and develop brand awareness in our industry in order to attract new clients and business partners. Our major competitors have built well-known brands and continue to increase their influence. Our failure to create and develop brand awareness for any reason may result in a material adverse effect on our business, operational results, and financial position.

Our ability to adequately protect our trade names, trademarks and patents could have an impact on our brand images and ability to penetrate new markets.

We believe that our trade names, trademarks and patents are important assets and an essential element of our strategy. We have applied the registration of these trade names, trademarks and patents in China and Hong Kong, and these registrations are currently pending approval from the corresponding departments. There can be no assurance that we will obtain such registrations or that the registrations we obtain will prevent the imitation of our products or infringement of our intellectual property rights by others. In particular, the laws of certain foreign countries may not protect proprietary rights to the same extent as the laws of the U.S. If any third-party copies our products or our stores in a manner that projects lesser quality or carries a negative connotation, it could have a material adverse effect on our brand image and reputation as well as our results of operations, financial condition and cash flows.

We may be impacted by our ability to adequately source, distribute and sell merchandise and other materials in China.

We face a variety of other risks generally associated with doing business in China. For example:

●	political instability, significant health hazards, environmental hazards or natural disasters which could negatively affect international economies, financial markets and business activity;

●	imposition of new or retaliatory trade duties, sanctions or taxes and other charges on imports or exports;

●	evolving, new or complex legal and regulatory matters;

●	volatility in currency exchange rates;

●	local business practice and political issues (including issues relating to compliance with domestic or international labor standards) which may result in adverse publicity or threatened or actual adverse consumer actions, including boycotts;

●	potential delays or disruptions in shipping and transportation and related pricing impacts;

●	disruption due to labor disputes; and

●	changing expectations regarding product safety due to new legislation or other factors.

We also rely upon third-party transportation providers for certain of our product shipments, including shipments to and from our distribution centers, to our customers. Our utilization of these delivery services for shipments is subject to risks, including increases in labor costs and fuel prices, which would increase our shipping costs, and associate strikes and inclement weather, which may impact our transportation providers’ ability to provide delivery services that adequately meet our shipping needs.

Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.

The purchase of raw materials accounted for a substantial amount of our total purchases. The price of finished fabric and yarns can be volatile and affected by factors such as weather, industry demand and supply. We cannot assure you that we can fully pass on the increased cost in raw materials to our customers. Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.

Any labor shortages, increased labor costs or other factors affecting labor supply for our production materials may materially and adversely affect our business operations.

We rely on skilled workers to a significant extent as our production process in our garment manufacturing business is labor intensive in nature. Our business performance relies on the steady supply of relatively low cost labor in the PRC. There is no guarantee that our supply of labor will not be disrupted or that our labor costs will not increase. If we fail to retain our existing labor resources and/or recruit sufficient labor in a timely manner, we may not be able to accommodate sudden increases in demand for our products.

Labor costs are affected by the demand for and supply of labor and economic factors, such as the inflation rate and costs of living. Labor costs may further increase in the future due to a shortage of skilled labor and growing industry demands. The failure to identify and recruit replacement staff immediately following the unexpected loss of skilled workers could reduce our competitiveness. In addition, we expect continued increases in labor costs in the PRC. In these circumstances, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We may be impacted by our ability to attract, develop and retain qualified associates and manage labor-related costs.

We believe our competitive advantage is providing a positive, engaging and satisfying experience for each customer, which requires us to have highly trained and engaged associates. Our success depends in part upon our ability to attract, develop and retain a sufficient number of qualified associates, including skill intensive labor. The turnover rate in the textile industry is generally high, and qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in our operations. Competition for such qualified individuals or changes in labor laws could require us to incur higher labor costs. Our inability to recruit a sufficient number of qualified individuals in the future may delay planned delivery of finished products or affect the speed with which we expand. Delayed deliveries, significant increases in associate turnover rates or significant increases in labor-related costs could have a material adverse effect on our results of operations, financial condition and cash flows.

We may be impacted by our vendors’ ability to manufacture and deliver raw materials in a timely manner, meet quality standards and comply with applicable laws and regulations.

We purchase raw materials from third-party vendors. Factors outside our control, such as production or shipping delays or quality problems, could disrupt merchandise deliveries and result in lost sales, cancellation charges or excessive markdowns.

In addition, quality problems could result in a product liability judgment or a widespread product recall that may negatively impact our sales and profitability for a period of time depending on product availability, competition reaction and consumer attitudes. Even if the product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions could adversely impact our reputation with existing and potential customers and our brand image.

Our business could also suffer if our third-party vendors fail to comply with applicable laws and regulations. While our internal and vendor’s operating guidelines promote ethical business practices and our associates visit and monitor the operations of our third-party vendors, we do not control these vendors or their practices. The violation of labor, environmental or other laws by third-party vendors used by us, or the divergence of a third-party vendor’s or partner’s labor or environmental practices from those generally accepted as ethical or appropriate, could interrupt or otherwise disrupt the shipment of finished products to us or damage our reputation.

Large and similar sized competitors could steal our market share by offering lower prices.

We endeavor to provide the highest possible quality service to our clients at the best possible price, however, large and similar sized competitors might steal some of our market share by offering lower prices, causing us to lose some of our clients. If this happens, we might not be able to generate adequate revenues and may soon find ourselves lacking the capital that is required to continue operations.

If we are unable to attract additional customers and clients to purchase our services (and future products we may develop or sell), it will have a negative effect on our ability to generate the revenue.

We currently have a limited number of clients and customers. We have identified additional potential clients, but we cannot guarantee that we will be able to secure them as clients. Even if we obtain additional clients and customers, there is no guarantee that we will be able develop products and/or services that our clients and customers will want to purchase. If we are unable to attract enough customers and clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate the revenue that is necessary to operate or expand our business. The lack of sufficient revenue will have a negative effect on the ability of our company to continue operations and could force us to cease operations.

We may be adversely affected by the performance of third-party contractors.

We engaged third-party contractors to carry out logistics services. We endeavor to engage third-party companies with a strong reputation and track record, high performance reliability and adequate financial resources. However, any such third-party contractor may still fail to provide satisfactory logistics services at the level of quality or within the timeframe required by us or our customers. While we generally require our logistics contractors to fully reimburse us for any losses arising from delay in delivery or non-delivery, our results of operation and financial condition may be adversely affected if any of the losses are not borne by them. If the performance of any third-party contractor is not satisfactory, we may need to replace such contractor or take other remedial actions, which could adversely affect the cost structure and delivery schedule of our products and thus have a negative impact on our reputation, financial position and business operations. In addition, as we are expanding our business into other geographical locations in the PRC, there may be a shortage of third-party contractors that meet our quality standards and other selection criteria in such locations and, as a result, we may not be able to engage a sufficient number of high-quality third-party contractors in a timely manner, which may adversely affect our delivery schedules and delivery costs and hence our business, results of operations and financial conditions.

Our insurance may not be sufficient.

We carry insurance that we consider adequate in regard to the nature of the covered risks and the costs of coverage. We are not fully insured against all possible risks, nor are all such risks insurable.

Our business depends on the continued contributions made by Mr. Hong Zhida, as our key executive officer, the loss of who may result in a severe impediment to our business.

Our success is dependent upon the continued contributions made by our CEO and President, Mr. Hong Zhida. We rely on his expertise in business operations when we are developing new products and services. The Company has no “Key Man” insurance to cover the resulting losses in the event that any of our officer or directors should die or resign.

If Mr. Hong Zhida cannot serve the Company or is no longer willing to do so, the Company may not be able to find alternatives in a timely manner or at all. This would likely result in a severe damage to our business operations and would have an adverse material impact on our financial position and operational results. To continue as a viable operation, the Company may have to recruit and train replacement personnel at a higher cost.

Additionally, if Mr. Hong Zhida joins our competitors or develops similar businesses that are in competition with our Company, our business may also be negatively impacted.

Our future success depends on our ability to attract and retain qualified long-term staff to fill management, technology, sales, marketing, and customer services positions. We have a great need for qualified talent, but we may not be successful in attracting, hiring, developing, and retaining the talent required for our success.

We may be adversely impacted by certain compliance or legal matters.

We, along with third parties we do business with, are subject to complex compliance and litigation risks. Actions filed against us from time to time include commercial, tort, intellectual property, customer, employment, wage and hour, data privacy, securities, anti-corruption and other claims, including purported class action lawsuits. The cost of defending against these types of claims against us or the ultimate resolution of such claims, whether by settlement or adverse court decision, may harm our business. Further, potential claimants may be encouraged to bring lawsuits based on a settlement from us or adverse court decisions against us. We cannot currently assess the likely outcome of such suits, but if the outcome were negative, it could have a material adverse effect on our reputation, results of operations, financial condition and cash flows.

In addition, we may be impacted by litigation trends, including class action lawsuits involving consumers and shareholders, that could have a material adverse effect on our reputation, the market price of our common stock, results of operations, financial condition and cash flows.

We are exposed to liabilities relating to environmental protection and safety laws and regulations.

Our operations are subject to comprehensive and frequently changing laws and regulations relating to environmental protection and health and safety. The discharge of waste and pollutants from our manufacturing operations into the environment may give rise to liabilities that may require us to incur costs to remedy such discharge. If we violate such laws or regulations, we may be required to implement corrective actions and could be subject to civil or criminal fines or penalties or other sanctions.

However, we cannot assure you that any environmental laws adopted in the future will not materially increase our operating costs and other expenses. We cannot assure you that we will not have to make significant capital or operating expenditures in the future in order to comply with existing or new laws and regulations or that we will comply with applicable environmental laws at all times. Such violations or liability could have a material adverse effect on our business, financial condition and results of operations.

If our employees do not maintain a strong work ethic and comply with our code of ethics, including our confidentiality requirements, their actions may negatively influence our business and reputation.

Employees with good professional ethics are important for any company’s development. An employee might, either intentionally or unintentionally, disclose confidential information about our Company or our clients and particularly unscrupulous employees might endeavor to sell material information to industry competitors. Furthermore, our employees will develop relationships with our business partners and clients, and may acquire information that could be used to harm their business interests. If this should happen, our partners and clients might lose faith in our company. While we can never eliminate these ethical risks entirely, we will attempt to reduce the likelihood of breaches of trust and mitigate their impacts of it by hiring highly professional employees and establishing strong internal information management systems.

We also plan to establish a series of policies to reduce the likelihood of such events.

However, in the event that any employee discloses confidential information about our Company or our clients or sells material information to industry competitors, it could have a material adverse effect on our reputation, operations and cash flow.

We face risks associated with future Chinese regulations.

Currently there are no government regulations in China regarding our type of services. The Chinese government encourages small-medium sized traditional industry companies to conduct business model transformation and technology updates, which may help companies gain more competitive advantages in international markets.

Other than the required adherence to general business laws and regulatory disclosures, our services are not affected by any specific additional Chinese government regulations. However, this does not preclude the possibility that China may institute regulations that will make it difficult or impossible for us to operate successfully, if at all, in the future. If that occurs, we may have to focus our business on companies located outside China. This could cause our results of operations to be materially adversely effected, reduce our revenues and cause the value of our securities to decline in value.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. This may result in delivery delays, malfunctioning of facilities or shutdown of logistic points. Such events could make it difficult or impossible for us to deliver our products and services to our customers and could decrease demand for our services. In the past, there was no significant disruption of operation at our production facilities and logistic points. However, we could not assure you that the production facilities and logistic points will always operate normally in the future.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

General Risks Associated with Business Operations in China

You may have difficulty enforcing judgments against us.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts.

Foreign exchange fluctuations may affect our business.

We accept the payment for services in Chinese Yuan (CNY), Hong Kong Dollars (HKD), and U.S. Dollars (USD). Therefore, foreign exchange fluctuations may influence our business in unpredictable ways.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. For instance, in August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2016 and 2017, the value of the Renminbi depreciated approximately 7.2% and appreciated 6.3% against the U.S. dollar, respectively. From the end of 2017 through the end of June 2018, the value of the Renminbi depreciated by approximately 1.7% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the Renminbi against the U.S. dollar.

A substantial percentage of our revenues and costs are denominated in Renminbi, and a significant portion of our assets are also denominated in Renminbi. We are a holding company and we rely on dividends, loans and other distributions on equity paid by our operating subsidiaries in China. Any significant fluctuations in the value of the Renminbi may materially and adversely affect our liquidity and cash flows. Appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount we would receive. Conversely, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs, raw materials and public utilities, affecting our ability to provide our services at competitive prices. An increase in the rate of inflation would force our clients to search for other service providers, causing us to lose business and revenue.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the anti-monopoly enforcement agency, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the other party. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of shares of common stock who we know are PRC residents of their filing obligation, and pursuant to SAFE Circular 37, we have periodically filed and updated the above-mentioned foreign exchange registration on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject the beneficial owners or our PRC subsidiaries to fines and legal sanctions. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under the SAFE Circular 37, with designated domestic banks, instead of SAFE. The designated domestic banks will directly review the applications and conduct the registration.

Furthermore, since it is unclear how those new SAFE regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the basis of de facto management bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Restrictions on currency exchange may limit our ability to utilize our PRC revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

● investments through enterprises established for only a few months without substantive operation;

● investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

● investments in targets which are unrelated to onshore parent’s main business; and

● investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow, including requiring banks to verify board resolutions, tax filing forms and audited financial statements before wiring foreign invested enterprises’ foreign exchange dividend distribution of over US$50,000. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

Risks Related to this Offering and our Common Stock

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTCQB. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. Up to 4,000,000 shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial number of shares, the prevailing market price for our shares could be adversely affected.

The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares.

We may never be able to pay dividends and are unlikely to do so.

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for working capital and general corporate purposes, rather than to make distributions to stockholders. Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is uncertain.

In addition, under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the dividend. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. Further, because of the various rules applicable to our operations in China and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our shareholders.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, warrants to purchase shares of our common stock or other securities. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to purchase and sell raw materials, grow our brand and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Future issuances of capital stock may depress the trading price of our common stock. Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

USE OF PROCEEDS

After deducting the estimated placement agent commissions and estimated offering expenses payable by us, we expect to receive net proceeds of $5,405,000 from this offering, if the minimum offering amount is sold, or $18,800,000, if the maximum offering amount is sold. We anticipate that the proceeds of a minimum and a maximum offering would be applied approximately as follows:

MINIMUM OFFERING ($5,405,000)

Planned Actions	Amount (US$)
Working capital and general corporate purposes	1,673,572
Fund existing businesses operation (garment manufacturing and logistic)	700,000
Expansion of garment manufacturing business	-
Branding and marketing	418,400
Retailer set-up	418,400
Research and development	418,400
Expansion of logistic business	-
Expand delivery network	627,600
Establish warehouse	627,600
Offering expense	521,028

TOTAL	5,405,000

MAXIMUM OFFERING ($18,800,000)

Planned Actions	Amount (US$)
Working capital and general corporate purposes	7,031,672
Fund existing businesses operation (garment manufacturing and logistic)	700,000
Expansion of garment manufacturing business	-
Branding and marketing	1,757,900
Retailer set-up	1,757,900
Research and development	1,757,900
Expansion of logistic business	-
Expand delivery network	2,636,800
Establish warehouse	2,636,800
Offering expense	521,028

TOTAL	18,800,000

The amount and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019:

●	On an actual basis; and

●	On a pro forma, as adjusted basis to give effect to the sale of the minimum and maximum number of shares of common stock by us in this offering at the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

MINIMUM OFFERING (1,150,000 Shares)

	March 31, 2019
	Actual	Pro Forma
	(audited)	(unaudited)
Cash and cash equivalents	$277,264	$5,103,736
Accounts receivable, net	1,798,489	1,798,489
Inventories, net	318,047	318,047
Other receivables	178,128	178,128
Advances to suppliers	230,484	230,484
Total current assets	2,802,412	7,628,884

Plant and equipment, net	694,431	694,431
Goodwill	475,003	475,003
Total non-current assets	1,169,434	1,169,434

Total Assets	3,971,846	8,798,318

Total Current Liabilities	5,674,393	5,674,393

Stockholders’ Equity:

Common stock, $.001 par value, 50,000,000 shares authorized; 25,346,004 shares issued and outstanding, actual; 50,000,000 shares authorized; 26,496,004 shares issued and outstanding, pro forma*	25,346	26,496
Additional paid-in capital	61,050	4,886,372
Retained earnings	(1,775,767)	(1,775,767)
Statutory reserve	21,779	21,779
Accumulated other comprehensive income	(34,955)	(34,955)
Total stockholders’ equity	(1,702,547)	3,123,925

Total Liabilities and stockholders’ equity	3,971,846	8,798,318

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of March 31, 2019, assumes the minimum offering amount (1,150,000 shares) has been sold at the public offering price of $5.00 which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

MAXIMUM OFFERING (4,000,000 Shares)

	March 31, 2019
	Actual	Pro Forma
	(audited)	(unaudited)
Cash and cash equivalents	$277,264	$18,356,236
Accounts receivable	1,798,489	1,798,489
Inventories, net	318,047	318,047
Other receivables	178,128	178,128
Advances to suppliers	230,484	230,484
Total current assets	2,802,412	20,881,384

Plant and equipment, net	694,431	694,431
Goodwill	475,003	475,003
Total non-current assets	1,169,434	1,169,434

Total Assets	3,971,846	22,050,818

Total Current Liabilities	5,674,393	5,674,393

Stockholders’ Equity:

Common stock, $.001 par value, 50,000,000 shares authorized; 25,346,004 shares issued and outstanding, actual; 50,000,000 shares authorized; 29,346,004 shares issued and outstanding, pro forma	25,346	29,346
Additional paid-in capital	61,050	18,136,022
Retained earnings	(1,775,767)	(1,775,767)
Statutory reserve	21,779	21,779
Accumulated other comprehensive income	(34,955)	(34,955)
Total stockholders’ equity	(1,702,547)	16,376,425

Total Liabilities and stockholders’ equity	3,971,846	22,050,818

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of March 31, 2019, assumes the maximum offering amount (4,000,000 shares) has been sold at the public offering price of $5.00 which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2019 was ($2,177,550), or ($0.09) per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on March 31, 2019.

If the minimum offering amount is sold at the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of March 31, 2019 would have been $2,648,922, or $0.10 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.16 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $4.90 per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering assuming the minimum offering amount is sold:

Assumed public offering price per share		$5.00
Net tangible book value per share as of March 31, 2019	$(0.09)
Increase in net tangible book value per share attributable to the offering	0.19
Pro forma net tangible book value per share as of March 31, 2019 after giving effect to the offering		0.10
Dilution per share to new investors		$4.90

A $1.00 increase (decrease) in the public offering price of $5.00 per share would increase (decrease) the pro forma net tangible book value by $1,069,500, the pro forma net tangible book value per share after this offering by $0.04 per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.96 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent commissions and estimated offering expenses payable by us.

If the maximum offering amount is sold at the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of March 31, 2019 would have been $15,901,422, or $0.54 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.63 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $4.46 per share.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering assuming the maximum offering amount is sold:

Assumed public offering price per share		$5.00
Net tangible book value per share as of March 31, 2019	$(0.09)
Increase in net tangible book value per share attributable to the offering	0.63
Pro forma net tangible book value per share as of March 31, 2019 after giving effect to the offering		0.54
Dilution per share to new investors		$4.46

A $1.00 increase in the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, would increase the pro forma net tangible book value by $3,720,000, the pro forma net tangible book value per share after this offering by $0.13 per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.87 per share, assuming that all of the shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses payable by us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol “ATXG.”

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

We received our trading symbol on September 12, 2016 and were first quoted on September 12, 2016 but no shares were traded until December 12, 2016.

The following table sets forth the high and low trading prices of one share of our common stock for each fiscal quarter over the past two fiscal years, and April 1, 2019 to the date of this prospectus. The quotations provided are for the over the counter market, which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on a limited, sporadic and volatile basis. These high and low bid prices per share of common stock have been adjusted to give effect to the 1-for-20 reverse stock split of our common stock effected on February 27, 2019.

Fiscal Year 2019	High Bid	Low Bid
First Quarter	$89.75	$80.00
Second Quarter	$89.75	$89.75
Third Quarter	$89.75	$89.75
Fourth Quarter	$—	$—

Fiscal Year 2018	High Bid	Low Bid
First Quarter	$58.00	$40.00
Second Quarter	$78.00	$46.00
Third Quarter	$82.00	$75.00
Fourth Quarter	$80.00	$51.00

Fiscal Year 2017	High Bid	Low Bid
First Quarter	$40.00	$21.00
Second Quarter	$41.00	$26.00
Third Quarter	$49.00	$32.00
Fourth Quarter	$46.00	$33.40

Holders of Our Common Stock

25,346,004 shares of common stock were issued and outstanding as of July 1, 2019. They were held by a total of 547 shareholders of record. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Policy

No cash dividends were paid on our shares of common stock during the fiscal years ended March 31, 2019 and March 31, 2018. We have not paid any cash dividends since October 28, 2014 (inception) and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following summary financial data for the years ended March 31, 2019 and 2018 are derived from our audited financial statements appearing elsewhere in this prospectus.

	As of March 31,
	2019	2018

Balance Sheet Data:
Cash and cash equivalents	$277,264	$264,806
Prepayments, Deposits and Other Receivable	2,525,148	6,129,762
Total Assets	3,971,846	7,518,111
Total Current Liabilities	5,674,393	8,623,045
Total Liabilities	5,674,393	8,623,045
Total Stockholders’ equity (deficit)	(1,702,547)	(1,104,934)

	Years Ended March 31,
	2019	2018
Statements of Operations Data:
Revenues	$10,026,920	$13,437,569

Operating expenses
Selling, General and Administrative Expenses	(1,850,148)	(1,585,836)
Depreciation	(115,673)	(111,740)
Total operating expenses	(1,965,821)	(1,697,576)
Loss from Operations	(683,127)	(255,954)

Loss before provision for income taxes	(685,774)	(690,054)

Net Loss	$(694,329)	$(709,396)

Net loss per common share
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

The following discussion should be read in conjunction with our consolidated audited financial statements and related notes for our fiscal year ended March 31, 2019 found in our Annual Report on Form 10-K. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Where possible, we have tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “intends,” or similar expressions. Our actual results could differ materially from those anticipated by the forward-looking statements due to important factors and risks including, but not limited to, those set forth in our Annual Report on Form 10-K, and amendments thereto.

This prospectus contains statements that we believe are, or may be considered to be, “forward-looking statements”. All statements other than statements of historical fact included in this prospectus regarding the prospects of our industry or our prospects, plans, financial position or business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negatives of these terms or variations of them or similar terms. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

You should read the matters described in “Risk Factors” and the other cautionary statements made in this prospectus, and incorporated by reference herein, as being applicable to all related forward-looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon its consolidated audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these audited financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates past judgments and estimates, including those related to bad debts, accrued liabilities, convertible promissory notes and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The accounting policies and related risks described in the Company’s Annual Report on Form 10-K as initially filed with the Securities and Exchange Commission on July 1, 2019 are those that depend most heavily on these judgments and estimates.

Corporate History

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We were originally incorporated to produce images on multiple surfaces, such as glass, leather, plastic, ceramic, textile, and others using a 3D sublimation vacuum heat transfer machine. We no longer pursue opportunities related to 3D printing positioning.

We have a fiscal year-end of March 31. On July 12, 2016, we filed an amendment to our articles of incorporation, which amendment was effectuated by our transfer agent on July 20, 2016. The certificate of amendment was filed in order to undertake a two for one forward stock split and increase our authorized shares of common stock, par value $0.001 per share, to 150,000,000 shares, which forward stock split has been retroactively reflected throughout this prospectus. On February 27, 2019, we filed a Certificate of Change to effect a 1-for-20 reverse stock split, which reduced our authorized shares of common stock to 50,000,000 shares.

Current Business

Effective December 28, 2016, the Company executed a Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares of Yingxi Industrial Chain Group Co., Ltd. (“YICG”), a company incorporated under the laws of the Republic of Seychelles. YICG is currently a garment manufacturer. Intending to diversify its service portfolio, the Company plans to develop another branch of business: international supply chain management consulting service, which will focus exclusively on the textile & garments industry. The Company plans to assist clients to open textile and garment sales outlets throughout China. The Company will also provide assistance services in plan implementation. Pursuant to the S&P, which transaction closed on September 25, 2017, the Company issued five hundred million (500,000,000) restricted common shares of the Company to the owners of Yingxi Industrial Chain Group Co., Ltd. in consideration for the acquisition of YICG.

After the Share Exchange, YICG’s business became our business. We are a garment manufacturer and logistic service provider based in China. Our common stock is listed on the OTCQB under the symbol of “ATXG”. We classify our businesses into two segments: Garment manufacturing and logistics services.

Our garment manufacturing business consists of sales made principally to wholesalers located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through two wholly-owned subsidiaries, Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), and Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), which are located in the Guangdong province, China.

Our logistics business consists of delivery and courier services covering approximately seven provinces in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistics operations through two wholly-owned subsidiaries, Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), and Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), which are located in the Guangdong province, China.

Business Objectives

Garment Manufacturing Business

We believe the strength of our garment manufacturing business is mainly due to our consistent emphasis on exceptional quality and timely delivery. The primary business objective for our garment manufacturing segment is to expand our customer base and improve our profit.

Logistics Business

The business objective and future plan for our logistics service segment is to establish an efficient logistics system and to build a nationwide delivery and courier network in China. As of March 31, 2019, we provided logistics service to over 66 cities in seven provinces and two municipalities. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profit in the 2020 fiscal year.

Seasonality of Business

Our business is affected by seasonal trends, with higher levels of garment sales in our second and third quarters and higher logistic service revenue in our third and fourth quarters. These trends primarily result from the timing of seasonal garment manufacturing shipments and holiday periods in the logistic segment.

Credit period

Garment manufacturing business

For our new customers, we generally require orders placed to be backed by advances or deposits. For our long-term and established customers with good payment track records, we generally provide payment terms between 30 to 180 days following their acknowledgement of receipt of goods.

Logistics business

For our logistics service, we generally receive payments from the customers between 30 to 90 days following the date of the registration of our receipt of packages.

Markets

Currently, our market focuses on small and medium-sized enterprises in China who have business expansion plans.

Economic Uncertainty

Our business is dependent on consumer demand for our products and services. We believe that the significant uncertainty in the economy in China has increased our clients’ sensitivity to the cost of our products and services. We have experienced continued pricing pressure. If the economic environment becomes weak, the economic conditions could have a negative impact on our sales growth and operating margins, cash position and collection of accounts receivable. Additionally, business credit and liquidity have tightened in China. Some of our suppliers and customers may face credit issues and could experience cash flow problems and other financial hardships. These factors currently have not had an impact on the timeliness of receivable collections from our customers. We cannot predict at this time how this situation will develop and whether accounts receivable may need to be allowed for or written off in the coming quarters.

Despite the various risks and uncertainties associated with the current economy in China, we believe our core strengths will continue to allow us to execute our strategy for long-term sustainable growth in revenue, net income and operating cash flow.

Sufficiency of Cash Flows

Because current cash balances and our projected cash generated from operations are not sufficient to meet our cash needs for working capital and capital expenditures, management intends to seek additional equity or obtain additional credit facilities. However, we may be unable to raise additional capital upon terms acceptable to us. The sale of additional equity will result in additional dilution to our shareholders. A portion of our cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, we evaluate potential acquisitions of such businesses, products or technologies.

Summary of Critical Accounting Policies

We have identified critical accounting policies that, as a result of judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and operation involved could result in material changes to our financial position or results of operations under different conditions or using different assumptions.

Estimates and Assumptions

We regularly evaluate the accounting estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Revenue Recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product and service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Concentrations of Credit Risk

Cash held in banks: We maintain cash balances at the financial institutions in China. We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Recently issued and adopted accounting pronouncements

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on April 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2018.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement to ASC Topic 820, Fair Value Measurement (“ASC 820”). ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, and/or adding certain disclosures. ASU 2018-13 is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2019. An entity is permitted to early adopt by modifying existing disclosures and delay adoption of the additional disclosures until the effective date. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220) Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. This standard was effective for the Company on September 1, 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on December 15, 2019. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”)”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company evaluated the impact of adopting the new standard and concluded that there was no material impact to its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Lease (Topic 842)”, which amends recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. This standard takes effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. According to this new standard, the Company should record both right-of-use asset and lease liability of $0.6 million on its consolidated financial statements for the fiscal year ended March 31, 2020.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

Results of Operations for the years ended March 31, 2019 and 2018

The following tables summarize our results of operations for the years ended March 31, 2019 and 2018. The table and the discussion below should be read in conjunction with our condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

					Increase (decrease) in
	2019		2018		2019 compared to 2018
	(In U.S. dollars, except for percentages)
Revenue	$10,026,920	100.0%	$13,437,569	100%	$(3,410,649)	(25.4)%
Cost of revenues	(8,744,226)	(87.2)%	(11,995,947)	(89.3)%	3,251,721	27.1%
Gross profit	1,282,694	12.8%	1,441,622	10.7%	(158,928)	(11.0)%
Operating expenses	(1,965,821)	(19.6)%	(1,697,576)	(12.6)%	268,246	15.8%
Loss from operations	(683,127)	(6.8)%	(255,954)	(1.9)%	427,173	166.9%
Impairment loss on goodwill	-	-	(454,659)	(3.4)%	(454,659)	(100)%
Other income, net	8,776	0.1%	20,559	0.2%	(11,782)	(57.3)%
Net finance cost	(11,423)	(0.1)%	-	-	11,423	100%
Income tax expense	(8,555)	(0.1)%	(19,342)	(0.1)%	(10,787)	(55.8)%
Net loss	$(694,329)	(6.9)%	$(709,396)	(5.3)%	$(15,067)	(2.1)%

Revenue

Revenue generated from our garment manufacturing business contributed $3,359,638 or 33.5% of our total revenue for the year ended March 31, 2019. Revenue generated from our garment manufacturing business contributed $5,069,699 or 37.7% of our total revenue for the year ended March 31, 2018. Revenue from garment manufacturing business decreased $1,710,061, or 33.7% from fiscal year 2018.

Revenue generated from our logistic business contributed $6,667,282 or 66.5% of our total revenue for the year ended March 31, 2019. Revenue generated from our logistic business contributed $8,367,870 or 62.3% of our total revenue for the year ended March 31, 2018. Revenue from logistic business decreased $1,700,588, or 20.3% from fiscal year 2018.

Total revenue for the year ended March 31, 2019 and 2018 were $10,026,920 and $13,437,569, respectively, a 25.4% decrease compared with the year ended March 31, 2018. The decrease was due to market decline in both garment business and logistic business. We have begun to implement control on reviewing and monitoring profit margin with each customer to improve profitability.

Cost of revenue

					Increase (decrease) in
	2019		2018		2019 compared to 2018
	(In U.S. dollars, except for percentages)
Net revenue for garment manufacturing	$3,359,638	100.0%	$5,069,699	100%	$(1,710,061)	(33.7)%
Raw materials	2,521,935	75.1%	4,250,043	83.8%
Labor	362,139	10.8%	359,897	7.1%
Other and Overhead	171,161	5.1%	106,693	2.1%
Total cost of revenue for garment manufacturing	3,055,235	90.9%	4,716,633	93.0%	(1,661,398)	(35.2)%
Gross profit for garment manufacturing	304,403	9.1%	353,066	7.0%	(48,663)	(13.8)%
Net revenue for logistic service	6,667,282	100.0%	8,367,870	100%	(1,700,587)	(20.3)%
Fuel, toll and other cost of logistic service	2,445,439	36.7%	6,290,430	75.2%
Subcontracting fees	3,243,552	48.6%	988,883	11.8%
Total cost of revenue for logistic service	5,688,991	85.3%	7,279,313	87.0%	(1,590,321)	(21.8)%
Gross Profit for logistic service	978,291	14.7%	1,088,557	10.7%	(110,266)	(10.1)%
Total cost of revenue	$8,744,226	87.2%	$11,995,946	89.3%	$(3,251,719)	(27.1)%
Gross profit	$1,282,694	12.8%	$1,441,623	10.7%	$(158,929)	(11.0)%

Cost of revenue for our manufacturing segment for the years ended March 31, 2019 and 2018 was $3,055,235 and $4,716,633, respectively, which includes direct raw material cost, direct labor cost, manufacturing overheads including depreciation of production equipment and rent. Cost of revenue for our service segment for the years ended March 31, 2019 and 2018 was $5,688,991 and $7,279,313, respectively, which includes gasoline and diesel fuel, toll charges, other cost of logistic service and subcontracting fees.

For our garment manufacturing business, we purchase the majority of our raw materials directly from numerous local fabric and accessories suppliers. Aggregate purchases from our five largest raw material suppliers represented approximately 39.2% and 45.3% of raw materials purchases for the years ended March 31, 2019 and 2018, respectively. Two suppliers provided more than 10% of our raw materials purchases for the years ended March 31, 2019 and 2018. We have not experienced difficulty in obtaining raw materials essential to our business, and we believe we maintain good relationships with our suppliers.

For our logistic business, we outsource some of the business to our contractors. The Company relied on a few contractors. The contracting fees to our largest contractor represented approximately 13.3% and 29.1% of total cost of revenues for our service segment for the years ended March 31, 2019 and 2018, respectively. The percentage dropped as we used more contractors than last year. We have not experienced any disputes with our contractor and we believe we maintain good relationships with our contract logistic service provider.

Raw material costs for our manufacturing business were $2,521,935, or 75.1% of our total manufacturing business revenue in the year ended March 31, 2019, compared with $4,250,043, or 83.8% in the year ended March 31, 2018. The decrease in percentages was mainly due to the purchase cost of the raw materials remained consistent, while the labor costs continued rising.

Labor costs for our manufacturing business were $362,139, or 10.8% of our total manufacturing business revenue in the year ended March 31, 2019, compared with $359,897, or 7.1% in the year ended March 31, 2018. The labor costs were more or less the same as 2018. The increase in percentages was mainly due to the decreased total manufacturing business revenue.

Overhead and other expenses for our manufacturing business were $171,161, or 5.1% of our total manufacturing business revenue for the year ended March 31, 2019, compared with $106,693, or 2.1% of total manufacturing business revenue for the year ended March 31, 2018.

Fuel, toll and other costs for our service business for the year ended March 31, 2019 were $2,445,439 compared with $6,290,430 for the year ended March 31, 2018. Fuel, toll and other costs for our service business accounted for 36.7% of our total service revenue for the year ended March 31, 2019, compared with 75.2% for the year ended March 31, 2018. The decrease in percentages was primarily attributable to increase of use of contractors.

Subcontracting fees for our service business for the year ended March 31, 2019 increased 228% to $3,243,552 from $988,883 for the year ended March 31, 2018. Contracting fees accounted for 48.6% and 11.8% of our total service business revenue in the years ended March 31, 2019 and 2018, respectively. This increase in percentages was primarily because the Company subcontracted more shipping orders to contractors in 2019 due to the increase in shipping orders with the destination that were not covered by the Company’s own delivery and transportation networks.

Total cost of revenue for the year ended March 31, 2019 was $8,744,226, a 27.1% decrease from $11,995,947 for the year ended March 31, 2018. Total cost of sales as a percentage of total sales for the year ended March 31, 2019 was 87.2%, compared with 89.3% for the year ended March 31, 2018. Gross margin for the year ended March 31, 2019 was 12.8% compared with 10.7% for the year ended March 31, 2018.

Gross profit

					Increase (decrease) in
	2019		2018		2019 compared to 2018
	(In U.S. dollars, except for percentages)
Gross profit	$1,282,694	100%	$1,441,622	100%	(158,928)	(11.0)%
Operating expenses:
Selling expenses	(17,905)	(1.4)%	(25,428)	(1.8)%	7,523	29.6%
General and administrative expenses	(1,947,916)	(151.9)%	(1,672,148)	(116.0)%	275,768	16.5%
Total	$(1,965,821)	(153.3)%	$(1,697,576)	(117.8)%	(268,245)	(15.8)
Loss from operations	$(683,127)	(53.3)%	$(255,954)	(17.8)%	(427,173)	(166.9)%

Manufacturing business gross profit for the year ended March 31, 2019 was $304,403 compared with $353,066 for the year ended March 31, 2018. Gross profit accounted for 9.1% of our total manufacturing business revenue for the year ended March 31, 2019, compared with 7.0% for the year ended March 31, 2018.

Gross profit in our service business for the year ended March 31, 2019 was $978,291 and gross margin was 14.7%. Gross profit in our service business for the year ended March 31, 2018 was $1,088,557 and gross margin was 10.7%.

The increase in gross margin was due to our focus on high margin customers, implementation of cost cutting measures and the effective control on our costs during the year.

Selling, General and administrative expenses

Our selling expenses in our manufacturing segment for the years ended March 31, 2019 and 2018 was $17,905 and $25,428, respectively. Our selling expenses in our service segment for the year ended March 31, 2019 and 2018 was $nil and $nil, respectively. Selling expenses consist primarily of local transportation, unloading charges and product inspection charges. Total selling expenses for the year ended March 31, 2019 decreased 29.6% to $17,905 from $25,428 for the year ended March 31, 2018.

Our general and administrative expenses in our manufacturing segment for the years ended March 31, 2019 and 2018 was $278,407 and $266,493, respectively. Our general and administrative expenses in our service segment, for the year ended March 31, 2019 and 2018 was $959,471 and $1,077,999, respectively. Our general and administrative expenses in our corporate office for the year ended March 31, 2019 and 2018 was $710,038 and $327,656, respectively. General and administrative expenses consist primarily of administrative salaries, office expense, certain depreciation and amortization charges, repairs and maintenance, legal and professional fees, warehousing costs and other expenses that are not directly attributable to our revenues.

Total general and administrative expenses for the year ended March 31, 2019 increased 16.5% to $1,947,916 from $1,672,148 for the year ended March 31, 2018. The increase was mainly due to the increase in general and administrative expenses in our corporate office, specifically in legal and professional fees to comply with the SEC accounting, disclosure and reporting requirements.

Income from operations

Loss from operations for the years ended March 31, 2019 and 2018 was $683,127 and $255,954, respectively. Income from operations of $8,092 and $61,145 was attributed from our manufacturing segment for the years ended March 31, 2019 and 2018, respectively. (Loss)/Income from operations of ($10) and $10,406 was attributed from our service segment for the years ended March 31, 2019 and 2018, respectively. We incurred a loss from operations in corporate office of $691,209 and $327,505 for the years ended March 31, 2019 and 2018, respectively. The loss from our corporate office was mainly due to increase in legal and professional fees to comply with the SEC accounting, disclosure and reporting requirements.

Income Tax Expenses

Income tax expense for the years ended March 31, 2019 and 2018 was $8,555 and $19,342, respectively, a 55.8% decrease compared to 2018. The Company operates in the PRC and files tax returns in the PRC jurisdictions.

Yingxi Industrial Chain Group Co., Ltd was incorporated in the Republic of Seychelles and, under the current laws of the Republic of Seychelles, is not subject to income taxes.

Yingxi HK was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. No provision for income taxes in Hong Kong has been made as Yingxi HK had no taxable income for the years ended March 31, 2019 and 2018.

QYTG and YX were incorporated in the PRC and is subject to the PRC Enterprise Income Tax (EIT) rate is 25%. No provision for income taxes in the PRC has been made as QYTG and YX had no taxable income for the years ended March 31, 2019 and 2018.

The Company is governed by the Income Tax Laws of the PRC. Yingxi’s operating companies, HSW, HPF and DT were subject to an EIT rate of 25% in 2019. XKJ enjoyed the preferential tax benefits and its EIT rate was 15% in 2019.

The Company’s parent entity, Addentax Group Corp. is an U.S entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as Addentax Group Corp. had no United States taxable income for the years ended March 31, 2019 and 2018.

Impairment Loss on Goodwill

The goodwill impairment assessment process was conducted at the reporting units. A number of factors, including the overall financial performance, the slower than expected growth and trading conditions were considered. We determined the fair value based on discounted cash flow calculations. Based on our impairment test of goodwill, the recoverable amount was higher than the carrying amount of the goodwill recorded and it was concluded that no impairment against the Group’s goodwill as of March 31, 2019 is necessary. For the year ended March 31, 2018, we recognized an impairment loss on goodwill of $454,659.

Net Loss

We incurred a net loss of $694,329 and $709,396 for the years ended March 31, 2019 and 2018, respectively. Our basic and diluted earnings per share were $0.00 and $0.00 for the year ended March 31, 2019 and 2018, respectively.

Summary of cash flows

Summary cash flows information for the years ended March 31, 2019 and 2018 is as follow:

	2019	2018
	(In U.S. dollars)
Net cash provided by operating activities	$1,193,161	$1,880,166
Net cash used in investing activities	$(229,240)	$(3,122,828)
Net cash (used in) provided by financing activities	$(948,526)	$1,323,045

Net cash used in operating activities consist of net loss of $694,329, increased by depreciation of $115,673, loss on disposal of property and equipment of $10,325 and reduced by increase in change of operating assets and liabilities of $1,761,492. We will improve our operating cash flow by closely monitoring the timely collection of accounts and other receivables. We generally do not hold any significant inventory for more than ninety days, as we typically manufacture upon customers’ order.

Net cash used in investing activities consist of purchase of plant and equipment of $229,240.

Net cash provided by financing activities consist of proceeds from bank loan of $223,502, repayment of related party borrowings of $3,368,968 and we received related party proceeds of $2,253,680 and repayment of third party borrowings of $56,739.

Financial Condition, Liquidity and Capital Resources

As of March 31, 2019, we had cash on hand of $277,264, total current assets of $2,908,309 and current liabilities of $5,674,393. We presently finance our operations primarily from cash flows from borrowings from related parties and third parties. We aim to improve our operating cash flows and anticipate that cash flows from our operations and borrowings from related parties and third parties will continue to be our primary source of funds to finance our short-term cash needs.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. We currently do not have adequate cash to meet our short or long-term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never ever achieve profitable operations. Our future operating results depend on many factors, including demand for our services, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the market in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve or sustain profitability, or continue as a going concern.

We have very limited financial resources. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our services, until such time as we generate revenues sufficient to support our operations, if ever. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of March 31, 2019, we had $5,674,393 of current liabilities. We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business, our ability to continue as a going concern, and the value of our securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on our March 31, 2019 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Foreign Currency Translation Risk

Our operations are located in the China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility in foreign exchange rates between the U.S. dollar and the Chinese Renminbi (“RMB”). All of our sales are in RMB. In the past years, RMB continued to appreciate against the U.S. dollar. As of March 31, 2019, the market foreign exchange rate had increased to RMB 6.71 to one U.S. dollar. Our financial statements are translated into U.S. dollars using the closing rate method. The balance sheet items are translated into U.S. dollars using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the period. All translation adjustments are included in accumulated other comprehensive income in the statement of equity. The foreign currency translation (loss) gain for the years ended March 31, 2019 and 2018 was $96,716 and ($151,555), respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2019 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We were principally engaged in the business of producing images on multiple surfaces, such as glass, leather, plastic, ceramic, textile, and others, using a three-dimensional sublimation vacuum heat transfer machine (“Original Business”).

On December 28, 2016, we entered into a Sale and Purchase Agreement (“SPA”) with Yingxi Industrial Chain Group Co., Ltd. (“YICG”), which was incorporated under the laws of the Republic of Seychelles and principally engaged in garment manufacture, where we agreed to acquire 100% of the equity interest in YICG and to issue five hundred million (500,000,000) restricted common shares of the Company to YICG. The completion of the SPA took place on September 25, 2017.

Following the completion of the SPA, we are now a garment manufacturer and logistics service provider based in the PRC. We no longer pursue our Original Business.

Total revenue and net loss for the year ended March 31, 2018 were $13,437,569 and $(709,396). Total revenue and net loss for the year ended March 31, 2019 were $10,026,920 and $(694,329).

Competitive Strengths

We believe we have the following competitive strengths:

Cost-effective production. We have adopted a vertical integration production process. We produce garments in our own production facilities and employ our in-house transport teams to deliver garments to our customers. This one-stop service optimizes production efficiency and saves costs by lowering the cost per unit, thereby achieving economies of scale.

Stringent quality control process. As of March 31, 2019, we had 15 employees in the production department that are responsible for conducting our quality control process. We implement a stringent quality control process which monitors various stages of our garment manufacturing business, including sampling checks of semi-finished products and finished products. We prepare inspection reports to address the quality problems and make recommendations to improve the quality of our products. During final product inspection, we pay special attention to the measurements, workmanship, ironing and packaging of our products to help best ensure that the quality of our products comply with the specifications, standards and requirements of our customers.

Strong design capabilities. Our design team works closely with our customers to understand their needs and make recommendations to them. Our design team also conducts market research and attends industry exhibitions to understand the latest market trends. As of March 31, 2019, our design team consisted of four members.

Extensive delivery network. Our logistics business has nine routes and covers 66 cities in seven provinces and two municipalities in the PRC.

Business Strategies

Key elements of our business and growth strategies include the following:

Sales of raw materials. We intend to enter into exclusive agreements with textile and garment suppliers in Southeast China to be their exclusive agent and supply their textiles and garments to our customers. To execute this plan, we intend to set up several retailers for the sales of textiles and garments to retail customers and supply the textiles and garments exclusively to various high-end fashion brands.

Development of our own brands. We intend to develop our own brands that focus on fast fashion with teenagers being our primary target customers are teenagers. We plan to adopt a low cost strategy at the early stage and improve the quality of our products after increasing our market share. We are in the process of registering a trademark for our own brand and intend to start our advertising campaign after the registration of this trademark. We plan to distribute our products in different channels, including our own retailers, co-operative retailers and franchisees.

Expand our delivery network. As of March 31, 2019, we provided logistics services to over 66 cities in seven provinces and two municipalities in the PRC. We plan to open our logistics points in 20 more cities in the PRC in the third and fourth quarters of 2019.

Develop international logistics services and warehousing services. We intend to develop international logistics services for customers located all over the world and international warehousing services.

Our garment manufacturing business

We manufacture garments for various high-end fashion brands through two of our wholly-owned subsidiaries, Dongguan Heng Sheng Wei Garments Co., Ltd and Shantou Chenghai Dai Tou Garments Co., Ltd, which are located in Guangdong, the PRC.

Operations

Our customer relationship team is responsible for cultivating and maintaining our relationship with customers.

Our design team works closely with our customer relationship team to understand our customers’ needs and make recommendations to them based on their designs.

Our fabric team leverages our experience in fabric sourcing as well as our understanding in fabric features to recommend the types of fabric to be used in our customers’ products. Our fabric team may also suggest alternative fabrics to our customers. Our fabric team works with our research and development team to understand fabric types and aims to identify different fabric we source and improve the quality and comfort of the fabric we produce.

Our product and technical team is mainly responsible for development samples of products, preparing structural and production guidance of products as well as producing paper patterns for our garment production team. Upon order confirmation from our customers, our customer relationship team informs our fabric team to carry out raw material sourcing.

We source finished fabric and yarns from our suppliers for garment production. The procedures for fabric production are normally divided into the following stages: (1) spinning; (2) weaving or knitting; (3) dyeing or printing; and (4) finishing. Our fabric team normally requires four to six weeks to source raw materials from our suppliers.

Our garment production team is responsible for produce garments based on the raw materials we source. The major steps involved in garment production include: paper patterning, fabric cutting, sewing, interim quality inspection, trimming, washing, and ironing.

Seasonality

We generally receive more purchase orders during our second and third quarters and less manufacture orders during May and June.

Credit period

For our long-term and established customers with good payment track records, we generally provide payment terms between 30 to 180 days following the delivery of finished goods. For our new customers, we generally require advances or deposits to be made when placing orders.

Our logistics business

We pack products and provide logistics service to our customers through two of our wholly-owned subsidiaries, Shenzhen Xin Kuai Jie Transportation Co., Ltd., and Shenzhen Hua Peng Fa Logistic Co., Ltd., which are located in Guangdong province, the PRC. Our in-house logistics teams deliver to approximately seven provinces and two municipalities in the PRC.

Where a customer is located in an area not covered by our delivery fleet or where our in-house logistics teams are fully engaged, we will outsource delivery to third-party contractors. We believe outsourcing allows us to maximize our delivery capacity and improve inventory flexibility while minimizing capital expenditures, such shipping costs and the costs of additional drivers during low seasons.

Our logistics services

We provide comprehensive logistics services to our customers, which include storage, transportation, warehousing, handling, packaging and order processing. We also provide customs declaration and tax clearance service to our customers who export goods to overseas.

Our network

We have over 100 logistics points and they are located in seven provinces and two municipalities which cover 66 cities in the PRC.

Our internal management

Our management in logistics business is responsible for setting out business strategies and managing the daily operation. Specifically, they have regular meetings with different departments, conduct inspection and supervise the finance department, operation department and administration department.

Seasonality

We generally receive more delivery orders in our third and fourth quarters and are more vulnerable to shipping delays in the PRC during Chinese New Year due to traffic and port congestion, border crossing delays and customs clearance issues.

Credit period

We generally require payments from the customers between 30 to 90 days following their acknowledgement of receipt of goods.

Customers and Suppliers

Customers

Our customer base is diverse. Our customers in garment manufacturing business are mainly garment wholesalers and retailers and our customers in logistics business are mainly trading companies and logistic companies. For the years ended March 31, 2018 and 2019, no single customer accounted for more than 30% of our net sales.

Suppliers

We procured our garments through various textile companies in our garment manufacturing business. In our logistics business, we procured our garments from packing companies and transportation companies. No single supplier accounted for more than 20% of our total costs for the years ended March 31, 2018 and 2019.

Inventory

Garment manufacturing business. We maintain our raw materials in our storage facilities. We review our inventory levels in order to identify slow-moving materials and broken assortments.

Logistics business. Since we deliver products as soon as we receive orders from customers, we do not operate distribution centers and hence do not need to carry a significant amount of inventory.

Intellectual Property

We currently do not own any intellectual property rights. We are in the process of registering trademarks and copyright in relation to our garment manufacturing business pending approval from the PRC government.

Competition

While the PRC is still the world’s largest clothing manufacturer with enormous production capacity, oversupply, increasing labor costs and rising local protectionism have eroded its competitiveness.

The principal competitive factors in the garment manufacturing market include:

●	brand awareness and focus;

●	breadth of product offerings; and

●	quality control.

The principal competitive factors in the logistics market include:

●	delivery time; and

●	network coverage.

We believe we compete favorably with our competitors on the basis of the above factors as a result of our market position and customer base. By offering one-stop-shop services and affordable price points, we provide services to our customers that are difficult for other competitors to address.

Employees

As of March 31, 2019, we had 180 employees and there was no labor union established by our employees. The following table sets out a breakdown of the number of employees by function as of March 31, 2019:

Function	Number of employees
Administration	24
Finance	12
Logistics	6
Management	17
Marketing	7
Production	54
Operation	60
Total	180

According to PRC regulations, we must participate in various employee social security plans organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance and medical insurance. We are also required under PRC law to contribute to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe that we maintain a good working relationship with our employees, and to date we have not experienced any significant labor disputes.

Government Regulations

Currently, apart from customary business laws and regulations, the PRC government does not regulate the garment manufacturing business and logistics business. The PRC government may, however, from time to time institute rules and regulations on such businesses which makes it difficult or impossible for us to operate successfully, if at all, in the PRC. Please see the section on “Risk Factors” for further details.

The PRC government encourages small to medium-sized companies in traditional industries, such as garment manufacturing, to modernize their business models with technological updates in order to sharpen their competitive edge in global markets.

Properties

Our principal place of business is Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000, the PRC. We also lease two properties in the PRC from third parties which properties serve as our manufacturing factory and an additional office. The following table sets forth a summary of certain information regarding our leased properties.

Property Type	Address	Monthly Rental (RMB)	Size (Square Meter)
Manufacturing factory	HSW, Hengli Comprehensive Development Zone, Dongguan, Guangdong, PRC	6,650	2,800
Principal Office	Kingkey 100, Room A5403, Luohu District, Shenzhen, Guangdong, China	156,000	650
Office	No. 42-46, Building 1, Block 5, District B, Jinpeng Distribution Center, No. 536, Sha Ping North Rd, Danping Committee, Nanwan St, Longgang, Shenzhen, Guangdong, PRC	44,400	720

We also have over 100 logistics points and they are located in seven provinces and two municipalities in the PRC.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

The name, address, age and titles of our executive officers and director are as follows:

Name & Address	Age	Title	Date of First Appointment
Hong Zhida	28	Chairman of the Board, Chief Executive Officer, President and Secretary	March 10, 2017

Huang Chao	26	Chief Financial Officer and Treasurer	March 8, 2019

Ng Chung Chi (1)	38	Independent Director	March 13, 2019

Yu Jiaxin (1)(2)(3)	37	Independent Director	March 13, 2019

Li Weilin (1)(2)(3)	38	Independent Director	March 13, 2019

Hong Zhiwang	25	Director	March 13, 2019

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Hong Zhida, Chairman, CEO, President and Secretary

Mr. Hong Zhida received his Bachelor’s Degree in Electronic Information Science and Technology from Sun Yat-sen University in July 2013. From June 2014 to Present, he served as the Director of China Huiying Joint Supply Chain Group Co. Ltd. He was responsible for assisting the company’s chairman to plan development strategy. From September 2013 to May 2014, he served as Head of Membership Department of the Guangzhou Haifeng Chamber of Commerce. In that position he was responsible for the membership management of the institution.

Mr. Huang Chao, Chief Financial Officer and Treasurer

Mr. Huang Chao earned two bachelor’s degrees, one in marketing from Shaoguan University, China in 2014 and the other in international logistics and trade finance from University of Northampton, United Kingdom in 2015. He earned his master’s degree in finance and investment management from University of Liverpool, United Kingdom in 2016 to broaden and deepen his knowledge in the accounting and finance field. After his graduation in 2016, he was appointed as a secretary to Chairman in Addentax Group Corp. He handles all Company’s filings to ensure the Company complies with regulation and advising on good corporate governance practice. Huang Chao interacts with the directors, general manager of each business unit, various regulatory and professional bodies such as the SEC, auditors and attorneys to ensure the compliance. His managing experiences, and profound knowledge in finance make him well positioned for his role as Chief Financial Officer and Treasurer.

Ng Chung Chi, Independent Director

Ms. Ng Chung Chi earned her bachelor’s degree in accountancy and law from City University of Hong Kong in 2003, and earned her professional accountancy qualifications from the ACCA and HKICPA in 2008 and 2010, respectively. Ms. Ng currently is the CFO of a multinational security services company. Prior to her CFO role, she was an Audit Senior Manager and Asian Services Leader in a Top 10 ranked International CPA firm in the United States. Ms. Ng has over fifteen years of accounting and financial reporting experience at an International CPA firm, providing audit and assurance services to publicly-traded company in the US with its main operations in the US and Asia Pacific, including China, Taiwan, Singapore, India, New Zealand, etc. In addition, to providing audit and assurance service, she involved in assisting companies in the going public and going private transactions in the US, supporting their needs for on-going SEC compliance, internal control advisory, and merger and acquisition activities. She brings to the Board deep finance, audit and business experience.

Yu Jiaxin, Independent Director

Ms. Yu Jiaxin earned her bachelor’s degree in business management from Nankai University, China in 2006. Ms. Yu currently is the senior human resources director of Kingkey Capital Management Co., Ltd., a Group which offers real estate development, commercial operation, financial investment, and other services in Shenzhen, China. She has worked for Kingkey Group since 2008, initially as a human resources officer and now as senior human resources director. She assisted in the set-up of Kingkey’s annual operating plan and budget in accordance with the company’s annual goals and strategies, building the company’s organizational structure and coordinating Human Resource and Administration, establishing the sound comprehensive personnel administrative management system which is adaptable to the company’s development, and implementing and supervising the system. Bringing over ten years of human resources administration experience, she brings to the Board insights on compensation and benefits.

Li Weilin, Independent Director

Mr. Li Weilin earned his bachelor’s degree in Computer Science & Technology from Sun Yat-sen University, China in 2005 and earned his master’s degree in Software Engineering from the same University in 2011. Mr. Li currently is the information and network center director in Xinhua College of Sun Yat-sen University since 2005 and is responsible for information service management for all faculties and students. He also is the leader of Computer Application & Technology program in Guangdong Polytechnic College and is responsible for major IT planning and management of the College since 2015. In 2017, he is appointed as a technology expert in Guangzhou City, providing technology consults and projects examination and verification for the information construction of Guangzhou authorities. His studies cover Network & System Safety, Image Processing, Data Mining, Business Intelligence, Big Data Management and Network Physical System. He brings to the Board deep information technology experience.

Hong Zhiwang, Director

Mr. Hong Zhiwang earned his bachelor’s degree in Automation Engineering from Beijing Institute of Technology University Zhuhai Campus, China in 2014. Mr. Hong has been the brand marketing manager at Addentax Group Corp. since 2018 and is responsible for e-commerce marketing covering design website, brand marketing, market investigation and development, and expanding marketing channels to develop new clients, designing the company’s logo and registering copyrights. In 2014, he was the PDM Software Engineer for Hongfan Computer & Technology Co., Ltd. and was responsible for developing software, on-site inspection and guidance and software maintenance, in assistance of ERP to manage the system and create brand new demands design and in charge of R&D of PLM System, surface model design and function model development, structure development and communications technology development. He brings to the Board deep brand marketing experience.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee was established on March 8, 2019 and is comprised of three of our independent directors: Ms. Ng Chung Chi (Chairperson), Ms. Yu Jiaxin and Mr. Li Weilin. Ms. Ng Chung Chi qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). We do not have a website containing a copy of the Audit Committee Charter. The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	Oversee the Company’s accounting and financial reporting processes;

●	Oversee audits of the Company’s financial statements;

●	Discuss policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	Review and discuss with management the Company’s audited financial statements and review with management and the Company’s independent registered public accounting firm the Company’s financial statements prior to the filing with the SEC of any report containing such financial statements.

●	Recommend to the board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

●	Meet separately, periodically, with management, with the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent registered public accounting firm;

●	Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to prepare or issue an audit report for the Company;

●	Take, or recommend that the board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm; and

●	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accounting firm, internal auditors or management.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee was established on March 8, 2019 and is comprised of two of our independent directors: Ms. Yu Jiaxin (Chairperson) and Mr. Li Weilin.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee will be responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships;

●	evaluating the independence of directors and director nominees;

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;

●	developing and recommending to the board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and

●	overseeing the evaluation of the Company’s management.

Our Corporate Governance and Nominating Committee was established on March 8, 2019 and is comprised of two of our independent directors: Ms. Yu Jiaxin and Mr. Li Weilin (Chairperson).

Board Leadership Structure and Role in Risk Oversight

Mr. Hong Zhida holds the positions of chief executive officer and chairman of the board of the Company. The board believes that Mr. Hong Zhida’s services as both chief executive officer and chairman of the board is in the best interest of the Company and its shareholders. Mr. Hong Zhida possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees and customers.

The board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Management is responsible for assessing and managing risk, subject to oversight by the board of directors. The board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the board assist the board in this oversight responsibility in their respective areas of expertise.

Code of Ethics

In September 2018, we adopted a Code of Ethical Business Conduct that applies to, among other persons, members of our board of directors, our Company’s officers including our Chief Executive Officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Ethical Business Conduct to an appropriate person or persons identified in the Code of Ethical Business Conduct; and

5.	accountability for adherence to the Code of Ethical Business Conduct.

Our Code of Code of Ethical Business Conduct requires, among other things, that all of our company’s senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Ethical Business Conduct emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer, who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our Company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our Company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Ethical Business Conduct by another.

Family Relationships

Mr. Hong Zhida, an executive officer of the Company, and Mr. Hong Zhiwang, a director of the Company, are brothers. Apart from this, there are no family relationships between any director or executive officer of the Company.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our officers for the fiscal years ended March 31, 2019 and March 31, 2018:

Summary Compensation Table

Summary Compensation Table Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Hong Zhida	2019	$16,589	0	0	0	0	0	0	$16,589
CEO, President and Secretary	2018	$14,090	0	0	0	0	0	0	$14,090

Huang Chao	2019	$11,496	0	0	0	0	0	0	$11,496
CFO (Appointed on March 8, 2019)	2018	$9,349	0	0	0	0	0	0	$9,349

Mr. Hong Zhida is the Company’s Chief Executive Officer, President and Secretary. Mr. Hong’s compensation is $1,493 per month. Mr. Hong may be entitled to options from time to time as authorized and approved by the Compensation Committee or the Board of Directors.

Mr. Huang Chao as the Company’s Chief Financial Officer and Treasurer. On April 15, 2019, the Company entered into an employment agreement with Mr. Chao. The agreement is for a one year term from March 13, 2019 through March 12, 2020. Mr. Chao’s compensation is $1,493 per month. Mr. Chao may be entitled to options from time to time as authorized and approved by the Compensation Committee or the Board of Directors.

Narrative Disclosure to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our Board of Directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our Board of Directors.

Stock Option Plan

Currently, we do not have an equity incentive plan in place.

Grants of Plan-Based Awards

To date, there have been no grants or plan-based awards.

Outstanding Equity Awards

To date, there have been no outstanding equity awards.

Option Exercises and Stock Vested

To date, there have been no options exercised by our named officers.

Compensation of Directors

Each independent director has entered into an Independent Director Agreement with the Company, pursuant to which Ms. Ng Chung Chi, Ms. Yu Jiaxin and Mr. Li Weilin will receive $88,000, $15,000 and $15,000 per year, respectively, in equal monthly installments of $7,333, $1,250 and $1,250, respectively, at the end of each month.

Our executive director Mr. Hong Zhiwang is receiving monthly compensation of $747.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended March 31, 2019 and 2018, and from the period from April 2019, to the date of this prospectus, we have not entered into any transactions with our officers or directors, or persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets, except as set forth below:

On April 18, 2017, the Company issued a total of 500,000,000 restricted shares of common stock as follows:

○	Hengtian Group Co., Ltd.: (Beneficial Owner: Ma Huizhu) 215,000,000 shares of common stock;

○	Hong Zhida (current Chief Executive Officer, President, Secretary and Chairman of the Company): 30,000,000 shares of common stock; and

○	Hui Lian Group Ltd.: (Beneficial Owner: Ma Huijun) 255,000,000 shares of common stock.

The 500,000,000 shares of common stock were issued pursuant to a Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd., a company incorporated under the laws of the Republic of Seychelles. The Company agreed to issue five hundred million (500,000,000) shares of common stock to Yingxi Industrial Chain Group Co., Ltd. to acquire its shares and assets for a cost of US$0.30 per share or a total cost of US$150,000,000.

On August 1, 2018, our wholly-owned subsidiaries, Qianhai Yingxi Textile & Garments (Shenzhen) Co., Ltd and Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd, each entered into a Triparty Agreement of Debt Transfer, whereby such entities agreed to transfer $1,428,572 and $1,640,072, respectively, of debt owed by the subsidiaries to a related party creditor (the “Creditor” and the “Debt”), to the Company’s Chief Executive Officer, Hong Zhida, who agreed to assume and be solely responsible for such Debt. As a result of the Agreements, Mr. Hong is now solely responsible for the repayment of the Debt to the Creditor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 7, 2019, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 25,346,004 shares of our issued and outstanding common stock. The columns entitled “Percentage of Shares Beneficially Owned — After Offering” also include (i) 1,150,000 shares of common stock outstanding after completion of this offering, assuming the closing of the minimum offering amount, or (ii) 4,000,000 shares of common stock outstanding after completion of this offering, assuming the closing of the maximum offering amount.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage Ownership of Shares of Common Stock Before the Offering	Percentage Ownership of Shares of Common Stock After the Offering (assuming closing of the minimum offering amount)	Percentage Ownership of Shares of Common Stock After the Offering (assuming closing of the maximum offering amount)
Directors and Officers

Hong Zhida	1,507,950	5.95%	5.69%	5.14%

Hong Zhiwang	501,171	1.98%	1.89%	1.71%

Huang Chao	25,720	0.1%	0.10%	0.09%

Ng Chung chi	-	-	-	-

Yu Jiaxin	-	-	-	-

Li Weilin	-	-	-	-

All Officers and Directors (six persons)	2,034,841	8.03%	7.68%	6.93%

Owner of more than 5% of Class	-	-	-	-

(1)	Except as otherwise set forth below, the address of each beneficial owner is c/o Addentax Group Corp., Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 par value per share.

As of the date of this prospectus, we have 25,346,004 shares of our common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We do not have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 26,496,004 shares of our common stock issued and outstanding assuming the minimum offering amount is sold and 29,346,004 shares of our common stock issued and outstanding assuming the maximum offering amount is sold. In addition, we will have outstanding 26,553,504 shares of common stock issuable upon the exercise of the Placement Agents’ Warrants assuming the minimum offering amount is sold and 29,546,004 shares of our common stock issued and outstanding assuming the maximum offering amount is sold.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Plan of Distribution – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 264,960 shares assuming the minimum offering amount is sold and 293,460 shares assuming the maximum offering amount is sold, or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

In connection with this offering, we will enter into a placement agency agreement with Network 1 Financial Securities, Inc., which we sometimes refer to herein as the Placement Agent. The Placement Agent is not purchasing or selling any securities offered by this prospectus but will assist us in this offering on a “best efforts” basis. The Placement Agent is no obligation to buy any of the common stock from us nor are they required to arrange the purchase or sale of any specific number or dollar amount of the common stock, but have agreed to use their “best efforts” to arrange for the sale of a minimum of 1,150,000 shares of common stock and a maximum of 4,000,000 shares of common stock. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

The shares of common stock are being offered on a “best efforts” basis, meaning that the Placement Agent is not obligated to purchase any common stock. No common stock will be sold unless at least a minimum of 1,150,000 shares of common stock have been sold no later than _____________, 2019. All monies collected for subscriptions will be held in a separate escrowed bank account at Continental Stock Transfer & Trust, New York, NY, which is serving as escrow agent, until the total amount of a minimum of 1,150,000 shares of common stock have been sold. Any checks for the purchase of shares should be made payable to “CST&T as agent for Addentax Group Corp. 2019 Escrow” The Placement Agent will instruct their customers to transfer funds from their respective accounts directly to the escrow agent by wire transfer and will instruct other purchasers of the shares to make checks payable to “CST&T as agent for Addentax Group Corp. 2019 Escrow” Upon receipt of funds sufficient for the sale of 1,150,000 shares and satisfaction of all other closing conditions, the funds may be transferred to our business account. In the event the minimum total of 1,150,000 shares is not sold prior to ________, 2019, all monies will be returned to investors, without interest or deduction, within one business day.

Fees and Expenses

The following table shows the public offering price, placement agent commissions and proceeds, before expenses, to us.

	Price per Share	Commission per Share	Proceeds to Addentax
Minimum Offering (1,150,000 shares)	$5.00	$0.30	$5,405,000
Maximum Offering (4,000,000 shares)	$5.00	$0.30	$18,800,000

We and the placement agent have agreed to pay commissions of 6.0% per share (or $0.30 per share) on the offering proceeds. We have agreed to pay to the placement agent upon the consummation of the offering, a non-accountable expense allowance equal to 1% of the gross proceeds of the offering. We have also agreed to pay the placement agent reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) reasonable fees of legal counsel incurred by the placement agent in connection with the offering. The total accountable expenses shall not exceed $150,000. We have paid an advance of $125,000 to the placement agents to be applied to the placement agent’ anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

Placement Agent Warrants

In addition, we have agreed to grant the placement agent non-redeemable warrants to purchase an amount equal to five percent (5%) of the shares of common stock sold in the offering, which warrants will be exercisable six months after the commencement of the offering, have a five (5) year term after the effective date of the offering and cashless exercise options. Such warrants are exercisable at a price of 125% of the public offering price of the shares of common stock offered pursuant to this offering. We will register the shares underlying the Placement Agent Warrants and will file all necessary undertakings in connection therewith. The Placement Agent Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Placement Agent Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of US$5,750,000 and a maximum of US$20,000,000. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any securities. The placement agent is not required to sell any specific number of dollar amount of the common stock but will use its best efforts to sell of the common stock offered. The common stock is being offered for a period not to exceed 180 days. If the minimum offering amount is not raised prior to _________, 2019, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our common stock is raised, or (ii) 180 days from the date of this prospectus, unless extended by our board of directors for an additional 90 days. Reasons the board may consider in determining whether to extend or terminate the offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the offering as of that date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

Escrow Agent and Deposit of Offering Proceeds

The placement agent and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the placement agent for the sale of the common stock to be promptly deposited in a non-interest bearing escrow account (“Escrow Account”) maintained by Continental Stock Transfer & Trust (the “Escrow Agent”), as escrow agent for the investors in the offering. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the placement agent from prospective purchasers of our offered common stock and are delivered by the placement agent to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the placement agent. On the closing date for the offering, and presuming that all conditions to closing have been satisfied (such as NASDAQ approval and other conditions described herein), proceeds in the escrow account maintained by the Escrow Agent will be delivered to our company.

The placement agent shall promptly deliver to the Escrow Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our common stock by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the placement agent shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T as agent for Addentax Group Corp. 2019 Escrow” The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors.

If we terminate this offering, all amounts will be promptly returned to the investors as described below. In the event of any dispute between us and the placement agent, including whether and how funds are to be reimbursed, the Escrow Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for the common stock at the time of investment. Payment for the shares may be made (i) by check, bank draft or money order made payable to “CST&T as agent for Addentax Group Corp. 2019 Escrow” and delivered to the placement agent no less than four business days before the date of closing, or (ii) by wire made payable to “CST&T as agent for Addentax Group Corp. 2019 Escrow”. The checks, bank drafts and money orders will be forwarded/returned by the placement agent and their dealers to the Escrow Agent by noon of the following business day. The placement agent will inform prospective purchasers of the anticipated date of closing.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the date the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the placement agent. In addition, the common stock may be sold by the placement agent to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Lock-up Agreements

We, each of our directors and officers and holders of ten percent or more of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days after the date of this prospectus, without the prior written consent of the placement agent not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the placement agent and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you must:

●	execute and deliver a subscription agreement; and

●	deliver the subscription price to the Company by cashier’s check or wire transfer of immediately available funds.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Upon the Company’s acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, the Company shall countersign the subscription agreement and issue a stock certificate along with a copy of the subscription agreement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia

The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the sc or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore

The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. Mei Mark LLP, is acting as counsel to the placement agent in connection with the securities offered hereby. Certain legal matters relating to the offering as to PRC law will be passed upon for us by Hiways Law Firm (Shenzhen) and for the underwriter by Dahui Lawyers. Loeb & Loeb LLP may rely upon Hiways Law Firm with respect to matters governed by PRC law. Mei & Mark LLP may rely upon Dahui Lawyers with respect to matters governed by PRC law.

EXPERTS

Pan-China Singapore PAC, independent registered public accounting firm, has audited our financial statements at March 31, 2019 and 2018 and for each of the years ended March 31, 2019 and 2018 as set forth in their report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Addentax Group Corp., Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.hyjf.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Addentax Group Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Addentax Group Corp. together with its subsidiaries (“the Company”) as of March 31, 2019 and 2018, and the related consolidated statements of loss and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 6 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2018.

Singapore

July 01, 2019, except for the number of shares of common stock offering disclosed in Note 17 to the consolidated financial statements, as to which the date is August 7, 2019.

F-2

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF MARCH 31, 2019 AND 2018

	Note	2019	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents		$277,264	$264,806
Accounts receivables, net	4	1,798,489	3,416,618
Inventories, net	7	318,047	239,229
Other receivables	5	178,128	2,005,112
Advances to suppliers	8	230,484	266,377
Amounts due from related parties	6	-	202,426
Total current assets		2,802,412	6,394,568

NON-CURRENT ASSETS
Plant and equipment, net	9	694,431	648,540
Goodwill		475,003	475,003
Total non-current assets		1,169,434	1,123,543
TOTAL ASSETS		$3,971,846	$7,518,111

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term loan	10	$223,502	$-
Accounts payable		884,251	1,549,847
Amount due to related parties	6	4,204,130	5,319,418
Advances from customers		102,673	1,561,861
Accrued expenses and other payables	13	259,837	185,855
Income tax payable	11	-	6,064
Total current liabilities		5,674,393	8,623,045
TOTAL LIABILITIES		$5,674,393	$8,623,045

COMMITMENTS AND CONTINGENCIES	16

EQUITY
Common stock ($0.001 par value, 25,346,004 shares issued and outstanding for the year ended March 31, 2019 and 2018 respectively)		$25,346	$25,346
Additional paid-in capital		61,050	61,050
Retained earnings		(1,775,767)	(1,081,198)
Statutory reserve	14	21,779	21,539
Accumulated other comprehensive loss	14	(34,955)	(131,671)
Total deficit		(1,702,547)	(1,104,934)
TOTAL LIABILITIES AND EQUITY		$3,971,846	$7,518,111

See accompany notes to the consolidated financial statements.

F-3

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

	Note	2019	2018
REVENUES		$10,026,920	$13,437,569

COST OF REVENUES		(8,744,226)	(11,995,947)

GROSS PROFIT		1,282,694	1,441,622

OPERATING EXPENSES
Selling and marketing		(17,905)	(25,428)
General and administrative		(1,947,916)	(1,672,148)
Total operating expenses		(1,965,821)	(1,697,576)

LOSS FROM OPERATIONS		(683,127)	(255,954)

IMPAIRMENT LOSS ON GOODWILL		-	(454,659)

FINANCE COST		(11,423)	-

OTHER INCOME, NET		8,776	20,559

LOSS BEFORE INCOME TAX EXPENSE		(685,774)	(690,054)

INCOME TAX EXPENSE	11	(8,555)	(19,342)

NET LOSS		(694,329)	(709,396)
Foreign currency translation gain (loss)	14	96,716	(151,555)
TOTAL COMPREHENSIVE LOSS		$(597,613)	$(860,951)

LOSS PER SHARE
Basic and diluted		(0.03)	(0.03)
Weighted average number of shares outstanding – Basic and diluted		25,346,004	25,346,004

See accompany notes to the consolidated financial statements.

F-4

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

	Common Stock		Additional	Retained earnings		Accumulated other
	Shares	Amount	paid-in capital	Unrestricted	Statutory reserve	comprehensive loss	Total Equity
BALANCE AT MARCH 31, 2017	25,000,000	$25,000	$61,396	$(371,802)	$21,539	$19,884	$(243,983)
Recapitalization	346,004	346	346	-	-	-	-
Foreign currency translation	-	-	-	-	-	(151,555)	(151,555)
Net loss for the year	-	-	-	(709,396)	-	-	(709,396)
BALANCE AT MARCH 31, 2018	25,346,004	$25,346	$61,050	$(1,081,198)	$21,539	$(131,671)	$(1,104,934)

Transfer to Statutory reserve	-	-	-	(240)	240	-	-
Foreign currency translation	-	-	-	-	-	96,716	96,716
Net loss for the year	-	-	-	(694,329)	-	-	(694,329)
BALANCE AT MARCH 31, 2019	25,346,004	$25,346	$61,050	$(1,775,767)	$21,779	$(34,955)	$(1,702,547)

See accompany notes to the consolidated financial statements.

F-5

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(694,329)	$(709,396)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	115,673	111,740
Loss on disposal of plant and equipment	10,324	-
Impairment loss on goodwill	-	454,659
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	1,618,129	1,360,260
Inventories	(78,818)	206,213
Advances to suppliers	35,893	56,179
Amounts due from related parties	202,426	(74,879)
Other receivables	1,926,637	(181,528)
Accounts payables	(608,244)	(60,796)
Amounts due to related parties	-	186,451
Accrued expenses and other payables	130,721	11,879
Advances from customers	(1,459,187)	514,043
Taxes payable	(6,064)	5,341
Net cash provided by operating activities	$1,193,161	$1,880,166

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(229,240)	(97,077)
Payment for acquisition of subsidiaries	-	(3,025,751)
Net cash used in investing activities	$(229,240)	$(3,122,828)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party borrowings	2,253,680	2,893,065
Repayment of related party borrowings	(3,368,969)	(797,422)
Proceeds from bank borrowings	223,502	-
Proceeds from third party borrowings	-	1,618,813
Repayment of third party borrowings	(56,739)	(2,391,411)
Net cash provided by financing activities	$(948,526)	$1,323,045

NET DECREASE IN CASH AND CASH EQUIVALENTS	15,395	80,383
Effect of exchange rate changes on cash and cash equivalents	(2,937)	7,518
Cash and cash equivalents, beginning of year	264,806	176,905
CASH AND CASH EQUIVALENTS, END OF YEAR	$277,264	$264,806

See accompany notes to the consolidated financial statements.

F-6

ADDENTAX GROUP CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

1.	ORGANIZATION AND BUSINESS ACQUISITIONS

Addentax Group Corp. (“ATXG”) was incorporated in Nevada on October 28, 2014, and before the transaction described below, ATXG is engaged in the field of producing images on multiple surfaces using heat transfer technology.

On December 28, 2016, ATXG acquired 250,000,000 shares of the issued and outstanding stock of Yingxi Industrial Chain Group Co., Ltd. (“Yingxi”). The 250,000,000 shares of Yingxi were acquired from the members of Yingxi in a share exchange transaction in return for the issuance of 500,000,000 shares of common stock of ATXG. The 250,000,000 shares of Yingxi constitute 100% of its issued and outstanding stock, and as a result of the transaction, Yingxi became a wholly-owned subsidiary of ATXG. And following the consummation of the reverse acquisition effective on September 25, 2017, and giving effect to the securities exchanged in the offering, the members of Yingxi will beneficially own approximately ninty-nine percent (99%) of the issued and outstanding common stock of ATXG. For accounting purposes, the Company was treated as an acquiree and Yingxi as an acquirer, as a result, the business and financial information contained in this report is that of the acquirer prior to the consummation date and that of the combined entity after that date.

Yingxi was incorporated in the Republic of Seychelles on August 4, 2016. ATXG, together with Yingxi and its subsidiaries (the “Company”) operates primarily in the People’s Republic of China (“PRC” or “China”) and is engaged in the business of garments manufacturing and providing logistic services.

On December 15, 2016, Yingxi entered into an equity transfer agreement with the shareholder of Yingxi Industrial Chain Investment Co., Ltd (“Yingxi HK”) under which Yingxi agreed to pay total consideration of RMB21,008,886 (approximately $3,048,936) in cash in exchange for a 100% ownership interest in Yingxi HK. Yingxi HK was incorporated in Hong Kong in 2016. Yingxi HK is a holding company with no assets other than a 100% equity interest of the following subsidiaries:

Qianhai Yingxi Textile & Garments Co., Ltd (“QYTG”), a wholly-owned subsidiary of Yingxi HK, was incorporated in the PRC in 2016.

Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly-owned subsidiary of QYTG, was incorporated in the PRC in 2016.

Xin Kuai Jie Transport Co., Ltd (“XKJ”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2001. XKJ is engaged in the provision of logistic services.

Shenzhen Hua Peng Fa Logistics Co., Ltd (“HPF”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2006. HPF is engaged in the provision of logistic services.

Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2009. HSW is a garment manufacturer.

Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), a wholly-owned subsidiary of YX, was incorporated in the PRC in 2009. DT is a garment manufacturer.

2.	BASIS OF PRESENTATION, LIQUIDITY

The accompanying consolidated financial statements of the Company and its subsidiaries are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business .

The Company incurred net loss of $694,329, $709,396 for the years ended March 31, 2019 and 2018, respectively. As of March 31, 2019 and 2018, the Company had net current liability of $2,871,981 and $2,228,477, respectively, and an deficit on total equity of $1,702,547 and $1,104,934, respectively.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the CEO. Duiring the year, the CEO has provided financial support for the operations of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the CEO has indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

F-7

(b)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currencies are the RMB, all assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustments to other comprehensive loss, a component of equity.

(c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)	Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 ” Fair Value Measurements and Disclosures “, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At March 31, 2019, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company’s financial instruments include cash, accounts receivable, advances to suppliers, other receivables, accounts payable, other payables, taxes payables and related party receivables or payables. Management estimates that the carrying amounts of financial instruments approximate their fair values due to their short-term nature. The fair value of amounts with related parties is not practicable to estimate due to the related party nature of the underlying transactions.

F-8

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at March 31, 2019 and 2018.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(f)	Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made for the years ended March 31, 2019 and 2018.

The following customers had an accounts receivable balance greater than 10% of total accounts receivable at March 31, 2019 and 2018.

	2019	2018
Customer A	18%	21%
Customer B	18%	2%
Customer C	12%	2%
Customer D	12%	Nil %
Customer E	10%	Nil %

(g)	Inventories

Manufacturing segment inventories consist of raw materials, work in progress and finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. No allowance for obsolete finished goods for both year ended March 31, 2019 and 2018.

F-9

During the years ended March 31, 2019 and 2018, approximately 39% and 45% of total inventory purchases were from the Company’s five largest suppliers, respectively. Management believes that should the Company lose any one of its major suppliers, other suppliers are available that could provide similar products to the Company.

(h)	Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Production plant	5-10 years
Motor vehicles	10-15 years
Office equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

(i)	Goodwill

Goodwill represents the excess of the purchase price over the net fair value of the identifiable tangible and intangible assets acquired and the fair value of liabilities assumed in acquisitions. ASC350-30-50 “Goodwill and Other Intangible Assets”, requires the testing of goodwill and indefinite-lived intangible assets for impairment at least annually. The Company tests goodwill for impairment in the fourth quarter of each years.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment.

The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess.

The Company tested goodwill for impairment as of March 31, 2019 and it was determined that recoverable amount of one of the Company’s reporting units was higher than the carrying amount of the goodwill recorded. Therefore it was concluded that no impairment for goodwill is required. As of March 31, 2019 and 2018, carrying amount of goodwill of $nil and $454,659 was impaired, respectively.

(j)	Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of March 31, 2019 and 2018.

F-10

(k)	Revenue Recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product and service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules

Cost of revenues for manufacturing segment includes the direct raw material cost, direct labor cost, manufacturing overheads including depreciation of production equipment and rent. Cost of for service segment includes gasoline and diesel fuel, toll charges and subcontracting fees.

(l)	Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the reporting period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

F-11

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. The Company had no potentially dilutive ordinary shares as of March 31, 2019 and 2018.

(m)	Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company has a history of tax losses and there is no convincing evidence that sufficient taxable income will be available against which the deferred tax asset can be utilised, therefore, the Company does not recognize any tax benefits for the year ended March 31, 2019 & 2018.

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25%. The Company files income tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended March 31, 2019 and 2018. The Company’s effective tax rate differs from the PRC federal statutory rate primarily due to non-deductible expenses, temporary differences and preferential tax treatments.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment. The Company measured the current and deferred taxes based on the provisions of the Tax legislation. After the Company’s measurement, no deferred tax benefit nor expense were recorded relating to the Tax Act changes for the year ended March 31, 2019 and 2018.

(n)	Related party balances and transactions

A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

F-12

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

(o)	Interest Rate Risk

In September 2018, the Company  entered into a credit agreement that provides for an approximately $223,502 (RMB1,500,000) from Dongguan Agricultural Commercial Bank. The pricing on the credit facility is based on LIBOR, as defined by the credit agreement. The floating interest rate may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC. As of March 31, 2019, the Company has drawn down credit amount for $223,502 (RMB 1,500,000) at a fix rate of 6.96% p.a.

(p)	Recently issued and adopted accounting pronouncements

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on April 1, 2018 and determined it had no impact on its consolidated financial statements as of March 31, 2018.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement to ASC Topic 820, Fair Value Measurement (“ASC 820”). ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, and/or adding certain disclosures. ASU 2018-13 is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2019. An entity is permitted to early adopt by modifying existing disclosures and delay adoption of the additional disclosures until the effective date. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220) Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. This standard was effective for the Company on September 1, 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on December 15, 2019. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, ” Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”)”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company evaluated the impact of adopting the new standard and concluded that there was no material impact to its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Lease (Topic 842)”, which amends recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. This standard takes effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. According to this new standard, the Company should record both right-of-use asset and lease liability of $0.6 million on its consolidated financial statements for the fiscal year ended March 31, 2020.

F-13

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

4.	ACCOUNTS RECEIVABLES

The receivables and allowance balances at March 31, 2019 and 2018 are as follows:

	2019	2018
Accounts receivable	$1,798,489	$3,416,618
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$1,798,489	$3,416,618

No allowance for doubtful accounts was made for the years ended March 31, 2019 and 2018.

5.	OTHER RECEIVABLES

Other receivables primarily represent rental deposit; refundable security deposits to customers for quality assurance on the provision of logistic service; and unsecured and non-interest bearing short-term advances that the Company makes from time-to-time to employees. These advances are unsecured and due on demand.

6.	RELATED PARTY TRANSACTIONS

Name of Related Parties	Relationship with the Company
Zhida Hong	President, CEO, CFO (resigned on March 8, 2019) and a director of the Company
Zhongpeng Chen	A legal representative of HPF
Bihua Yang	A legal representative of XKJ
Dewu Huang	A legal representative of DT
Qiuying Chen	A spouse of legal representative of DT
Yingping Ding	A legal representative of HSW
Jinlong Huang	A spouse of legal representative of HSW
Shenzhen Qianhai Bitun Investment Fund Management Co., Ltd	Huizhu Ma is a legal representative and principal shareholder. Huizhu Ma ceased to be the principal shareholder since November 2018
Shenzhen Bitun Textile Co., Ltd.	Huizhu Ma is a legal representative and principal shareholder. Huizhu Ma ceased to be the principal shareholder since November 2018
Shenzhen Yingxi Investment & Development Co., Ltd.	Sister of Huizhu Ma is a legal representative. Huizhu Ma ceased to be the principal shareholder since November 2018
Shenzhen Bitun Yihao Fund Partnership (Limited Partnership)	Shenzhen Qianhai Bitun Investment Fund Management Co., Ltd is a legal representative and principal shareholder, which is no longer a related party since Novermber 2018
Bitun Apparel (Shenzhen) Co., Ltd	Huijun Ma is a legal representative. Huizhu Ma ceased to be the principal shareholder since November 2018
Huizhu Ma	A director and principal shareholder of the Company’s principal shareholder. Huizhu Ma ceased to be the principal shareholder since November 2018
Xijuan Huang	A spouse of legal representative of HPF

The Company leases Shenzhen XKJ office rent-free from Bihua Yang.

F-14

The Company had the following related party balances at the end of the years:

Amounts due from related parties	2019	2018
Shenzhen Bitun Textile Co., Ltd.	-	39,883
Shenzhen Yingxi Investment & Development Co., Ltd.	-	162,543
	$-	$202,426

Amounts due to related parties	2019	2018
Zhida Hong	$3,989,382	$38,196
Zhongpeng Chen	169,235	739,317
Dewu Huang	-	248,031
Yinping Ding	-	118,952
Jinlong Huang	45,513	338,115
Shenzhen Qianhai Bitun Investment Fund Management Co., Ltd.	-	3,665,347
Shenzhen Bitun Yihao Fund Partnership (Limited Partnership)	-	159,356
Huizhu Ma	-	12,104
	$4,204,130	$5,319,418

The balances with related parties are unsecured, non-interest bearing and repayable on demand.

7.	INVENTORIES

Inventories consist of the following as of March 31, 2019 and 2018:

	2019	2018
Raw materials	$157,382	$126,079
Work in progress	160,665	113,150
Total inventories, net	$318,047	$239,229

There is no inventory allowance for the year ended March 31, 2019 and 2018.

8.	ADVANCES TO SUPPLIERS

The Company has made advances to third-party suppliers in advance of receiving inventory parts. These advances are generally made to expedite the delivery of required inventory when needed and to help to ensure priority and preferential pricing on such inventory. The amounts advanced to suppliers are fully refundable on demand.

The Company reviews a supplier’s credit history and background information before advancing a payment. If the financial condition of its suppliers were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Company would recognize bad debt expense in the period they are considered unlikely to be collected.

9.	PLANT AND EQUIPMENT

Plant and equipment consists of the following as of March 31, 2019 and 2018:

	2019	2018
Production plant	$107,173	$155,529
Motor vehicles	1,016,818	944,539
Office equipment	14,722	12,491
	1,138,713	1,112,559
Less: accumulated depreciation	(444,282)	(464,019)
Plant and equipment, net	$694,431	$648,540

Depreciation expense for the years ended March 31, 2019 and 2018 was $115,673 and $111,740, respectively.

F-15

10.	SHORT-TERM BANK LOAN

In September 2018, HSW, a subsidiary of the Company entered into a bank loan agreement  with Dongguan Agricultural Commercial Bank to borrow approximately $223,502 (RMB1,500,000) for daily operations with an annual interest rate of 6.96%.  The loan is guaranteed free of charge by legal representative of HSW. The principal of $164,000 will be matured in September 2019 and the rest will be matured in November 2019.

11.	INCOME TAXES

(a)	Enterprise Income Tax (“EIT”)

The Company operates in the PRC and files tax returns in the PRC jurisdictions.

Yingxi Industrial Chain Group Co., Ltd was incorporated in the Republic of Seychelles and, under the current laws of the Republic of Seychelles, is not subject to income taxes.

Yingxi HK was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. No provision for income taxes in Hong Kong has been made as Yingxi HK had no taxable income for the years ended March 31, 2019 and 2018.

YX were incorporated in the PRC and is subject to the EIT tax rate of 25%. No provision for income taxes in the PRC has been made as YX had no taxable income for the years ended March 31, 2019 and 2018.

The Company is governed by the Income Tax Laws of the PRC. Yingxi’s operating companies, QYTG, HSW, HPF and DT were subject to an EIT rate of 25% in 2019 and 2018. XKJ enjoyed the preferential tax benefits and its EIT rate was 15% in 2019 and 2018.

The Company’s parent entity, Addentax Group Corp. is an U.S entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as Addentax Group Corp. had no United States taxable income for the years ended March 31, 2019 and 2018.

No deferred taxes were recognized for the years ended March 31, 2019 and 2018.

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to the PRC, to income tax expenses are as follows:

	2019	2018
PRC statutory tax rate	25%	25%
Temporary differences not recognized	(3)%	(19)%
Tax losses not recognized	(23)%	(72)%
Income tax expense	$(1)%	$(66)%

F-16

	2019	2018
PRC statutory tax rate	25%	25%
Computed expected benefits	$(171,444)	$(172,514)
Temporary differences not recognized	19,291	(20,389)
Tax losses not recognized	160,708	212,245
Income tax expense	$8,555	$19,342

(b)	Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The subsidiary HSW enjoyed preferential VAT rate of 13%. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

For services, the applicable VAT rate is 11% under the relevant tax category for logistic company, except the branch of HPF enjoyed the preferential VAT rate of 3% in 2019 and 2018. The Company is required to pay the full amount of VAT calculated at the applicable VAT rate of the invoiced value of sales as required. A credit is available whereby VAT paid on gasoline and toll charges can be used to offset the VAT due on service income.

12.	CONSOLIDATED SEGMENT DATA

Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. The segment data presented reflects this segment structure. The Company reports financial and operating information in the following two segments:

(a)	Manufacturing of garments (the “Manufacturing segment”); and
(b)	Providing logistic services (the “Service segment”).

The Company also provides general corporate services to its segments and these costs are reported as “Corporate and others”.

Selected information in the segment structure is presented in the following tables:

Revenues by segment for the years ended March 31, 2019 and 2018 are as follows:

Revenues	2019	2018
Manufacturing segment	$3,359,638	$5,069,699
Service segment	6,667,282	8,367,870
	$10,026,920	$13,437,569

Income from operations by segment for the years ended March 31, 2019 and 2018 are as follows:

Operating	2019	2018
Manufacturing segment	$8,091	$61,145
Service segment	(10)	10,406
Corporate and other	(691,208)	(327,505)
Loss from operations	$(683,127)	$(255,954)
Manufacturing segment	(12,762)	13,481
Service segment	10,118	6,824
Corporate and other	(3)	(454,405)
Loss before income tax	$(685,774)	$(690,054)
Income tax expense	(8,555)	(19,342)
Net loss	$(694,329)	$(709,396)

F-17

Depreciation and amortization by segment for the years ended March 31, 2019 and 2018 are as follows:

Depreciation	2019	2018
Manufacturing segment	$23,036	$28,657
Service segment	92,637	83,083
	$115,673	$111,740

Total assets by segment at March 31, 2019 and 2018 are as follows:

Total assets	2019	2018
Manufacturing segment	$1,242,335	$3,775,765
Service segment	2,253,308	3,391,945
Corporate and other	476,203	350,401
	$3,971,846	$7,518,111

Goodwill by segment at March 31, 2019 and 2018 is as follows:

Goodwill	2019	2018
Manufacturing segment	$475,003	$475,003
Service segment	-	-
	$475,003	$475,003

The recoverable amounts of reporting units are determined based on discounted cash flow calculations. The calculations use forecast for the first year and cash flow projections based on financial forecasts prepared by management covering the remaining 4-year operating period. The key assumptions include revenue, cost of sales and operating expenses which were determined by management based on the past performance and the implementation of the Company’s strategy. Based on the impairment test of goodwill, the recoverable amount was higher than the carrying amount of the goodwill recorded and it was concluded that no impairment against the amount of goodwill as of March 31, 2019 is necessary. As of March 31, 2018, the amount of goodwill of $454,659 was impaired.

13.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of March 31, 2019 and 2018:

	2019	2018
Loan from third parties (i)	$-	$56,739
Employee advances	-	1,073
Accrued wages and welfare	84,677	66,972
Other payables (ii)	175,160	61,071
	$259,837	$185,855

(i)	Loan from third parties represent unsecured and non-interest bearing short-term advances that the Company makes from time-to-time from third-party entities. These advances are unsecured and due on demand.

(ii)

As of 3/31/2019 and 2018, other payables consist amount due to Shenzhen Bitun Yihao Fund Partnership of $118,306 and $nil, respectively. Shenzhen Bitun was a related party as of 3/31/2017 but the related party relationship was ceased and it became a third party beginning November. The Company has disclosed the relationship with Shenzhen Bitun at Note 6

14.	RESERVES

(a)	Statutory reserve

In accordance with the relevant laws and regulations of the PRC, the subsidiary of the Company established in the PRC is required to transfer 10% of its profit after taxation prepared in accordance with the accounting regulations of the PRC to the statutory reserve until the reserve balance reaches 50% of the subsidiary’s paid-up capital. Such reserve may be used to offset accumulated losses or increase the registered capital of the subsidiary, subject to the approval from the PRC authorities, and are not available for dividend distribution to the shareholders. At March 31, 2019 and 2018, the paid-up statutory reserve was $21,779 & $21,539.

F-18

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s functional currency.

15. REVERSE STOCK SPLIT

On January 24, 2019, the Board of Directors of the Company approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Stock Split”). The Reverse Stock Split was effective on February 27, 2019 (the “Effective Date”). As a result of the filing of the Certificate, the number of shares of the Company’s authorized Common Stock was reduced from 1,000,000,000 shares to 50,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased to 25,346,004. There was no change to the par value of the Company’s Common Stock. The decrease of Share Capital was transferred to and increased the Additional Paid In Capital. The Company has adjusted all references to number of share and loss per share amounts in the accompanying consolidated financial statements and notes to reflect the reverse stock split.

16.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leased offices in various cities in the PRC, under operating leases expiring on various dates through 2023. Rent expense for the years ended March 31, 2019 and 2018 was approximately $94,986 and $97,634, respectively.

Future minimum lease payments for leases with initial or remaining non-cancelable lease terms in excess of one year are as follows:

Within one year	$297,798
Between one and five years	267,494
$565,292

17.	SUBSEQUENT EVENTS

Subsequent to year end, on April 18, 2019, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission (the “SEC”). On May 13, 2019, the Company filed an amendment to the Form S-1 Registration Statement with the SEC in connection with the public offering of a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock, and the resale of shares by certain selling stockholders. On August 7, 2019, the Company filed an amendment to the Form S-1 Registration Statement with the SEC in connection with the public offering of a minimum of 1,150,000 and a maximum of 4,000,000 shares of its common stock.

F-19

ADDENTAX GROUP CORP.

MINIMUM OFFERING: 1,150,000 Shares of Common Stock
MAXIMUM OFFERING: 4,000,000 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until            , 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter or placement agent with respect to their unsold subscriptions.

The date of this prospectus is              , 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2019

PRELIMINARY PROSPECTUS

Addentax Group Corp.

2,364,837 Shares of Common Stock

This prospectus relates to the resale of 2,364,837 shares of our common stock by the selling stockholders named in this prospectus.

We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “ATXG.” The closing price for our common stock on August 6, 2019, was $89.75 per share. There is a limited public trading market for our common stock. We are applying to list our common stock on the Nasdaq Capital Market under the symbol “ATXG.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2019

THE OFFERING

Common stock offered by us:	0 shares

Common Stock offered by the selling stockholders	2,364,837 shares

Common stock outstanding before the offering:	25,346,004 shares as of August 7, 2019

Common stock to be outstanding after the offering:	25,346,004 shares (1)

Use of proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus.

(1) Assumes no issuance by us of our common stock pursuant to the public offering prospectus filed contemporaneously herewith.

SS-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

SS-2

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each selling stockholder immediately prior to the date of this prospectus and the number of shares to be offered by the selling stockholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the Selling Stockholder as adjusted to reflect the assumed sale of all of the minimum and maximum shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 25,346,004 shares of our common stock outstanding as August 7, 2019. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

None of the selling stockholders has had any position, office or other material relationship within past three years with the Company. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the selling stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the lock up agreements described in the “Plan of Distribution.” The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby. A selling stockholder is under no obligation to sell any shares pursuant to this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)
SHI Hongjian	665,000	665,000	-	0.00%	0.00%
Ding Yinping	336,515	10,000	326,515	1.24%	1.11%
Yang Bihua	262,531	10,000	252,531	0.96%	0.86%
Zhou Zhiyong	262,531	10,000	252,531	0.96%	0.86%
Huang Jinlong	209,344	10,000	199,344	0.76%	0.68%
Wu Bo	123,000	10,000	113,000	0.43%	0.39%
Chen Zhongpeng	107,778	10,000	97,778	0.37%	0.33%
Huang Xijuan	103,542	10,000	93,542	0.36%	0.32%
Liu Miaozhi	91,930	5,000	86,930	0.33%	0.30%
Lin Zhanhong	29,600	14,800	14,800	0.06%	0.05%
Chen Weibin	19,000	19,000	-	0.00%	0.00%
CHEN Chujuan	18,415	18,415	-	0.00%	0.00%

SS-3

Huang Shengan	18,125	18,125	-	0.00%	0.00%
Zhu Rongchun	17,650	17,650	-	0.00%	0.00%
Li Shuqin	17,500	17,500	-	0.00%	0.00%
Lu Zhaodi	17,500	17,500	-	0.00%	0.00%
Tong Weifang	17,500	17,500	-	0.00%	0.00%
Yu Fanghong	17,500	17,500	-	0.00%	0.00%
Lan Shunhao	15,800	15,800	-	0.00%	0.00%
Ma Huizhuang	15,800	15,800	-	0.00%	0.00%
Xu Miaoqi	15,765	15,765	-	0.00%	0.00%
Chen Haiping	15,625	15,625	-	0.00%	0.00%
Chen Xinfeng	15,000	15,000	-	0.00%	0.00%
Huang Yuxuan	15,000	15,000	-	0.00%	0.00%
Lai Tingru	15,000	15,000	-	0.00%	0.00%
Lu Qiuzhe	15,000	15,000	-	0.00%	0.00%
Pan Xiuxian	15,000	15,000	-	0.00%	0.00%
Shao Mingjin	15,000	15,000	-	0.00%	0.00%
Wu Xiaorong	15,000	15,000	-	0.00%	0.00%
Xiong Wei	15,000	15,000	-	0.00%	0.00%
Xu Zewei	15,000	15,000	-	0.00%	0.00%
Yang Lijun	15,000	15,000	-	0.00%	0.00%
Ye Yaoxian	15,000	15,000	-	0.00%	0.00%
Zhou Guicheng	15,000	15,000	-	0.00%	0.00%
Zhou Xiaoe	15,000	15,000	-	0.00%	0.00%
Xue Jianli	14,000	14,000	-	0.00%	0.00%

SS-4

Zhan Hejiang	14,000	14,000	-	0.00%	0.00%
Tong Huilian	13,720	13,720	-	0.00%	0.00%
Luo Ting	13,000	13,000	-	0.00%	0.00%
Song Jianguo	13,000	6,500	6,500	0.02%	0.02%
Chen Shengqian	12,550	12,550	-	0.00%	0.00%
Lai Xiaodong	12,500	12,500	-	0.00%	0.00%
Liao Shuhao	12,500	12,500	-	0.00%	0.00%
Liu Sikun	12,500	5,000	7,500	0.03%	0.03%
Lu Yanxiang	12,500	12,500	-	0.00%	0.00%
Xu Weike	12,500	12,500	-	0.00%	0.00%
Zhou Lifang	12,250	12,250	-	0.00%	0.00%
Xu Hailiang	12,000	12,000	-	0.00%	0.00%
Ye Luzhi	11,745	11,745	-	0.00%	0.00%
Quan Liling	11,650	11,650	-	0.00%	0.00%
Hu Meiqin	11,500	11,500	-	0.00%	0.00%
Ding Yunfeng	11,365	11,365	-	0.00%	0.00%
Liu Fengying	11,070	11,070	-	0.00%	0.00%
Dai Yi	11,000	11,000	-	0.00%	0.00%
Deng Anlie	11,000	5,500	5,500	0.02%	0.02%
Zhao Zhiming	10,500	10,500	-	0.00%	0.00%
Chen Yousong	10,000	5,000	5,000	0.02%	0.02%
Fang Zhuhua	10,000	10,000	-	0.00%	0.00%
Gan Chao	10,000	5,000	5,000	0.02%	0.02%
He Yinzhi	10,000	10,000	-	0.00%	0.00%

SS-5

Hu Caiyu	10,000	10,000	-	0.00%	0.00%
Hu Min	10,000	10,000	-	0.00%	0.00%
Hu Shunsheng	10,000	10,000	-	0.00%	0.00%
Li Hai	10,000	10,000	-	0.00%	0.00%
Ma Jianfeng	10,000	5,000	5,000	0.02%	0.02%
Ou Xinzhen	10,000	10,000	-	0.00%	0.00%
Pei Weihong	10,000	10,000	-	0.00%	0.00%
Shi Liqun	10,000	10,000	-	0.00%	0.00%
Su Binbin	10,000	10,000	-	0.00%	0.00%
Tan Haiying	10,000	10,000	-	0.00%	0.00%
TANG Lujun	10,000	10,000	-	0.00%	0.00%
Wang Xuanzhen	10,000	10,000	-	0.00%	0.00%
Wu Sihua	10,000	10,000	-	0.00%	0.00%
Xu Youxuan	10,000	10,000	-	0.00%	0.00%
Zhang Chen	10,000	10,000	-	0.00%	0.00%
Zhang Ping	10,000	10,000	-	0.00%	0.00%
Zhang Yongli	10,000	10,000	-	0.00%	0.00%
Zheng Aming	10,000	3,000	7,000	0.03%	0.02%
Chen Yinghong	9,100	9,100	-	0.00%	0.00%
Shangguan Wangsun	9,000	4,500	4,500	0.02%	0.02%
Tian Qinhong	9,000	9,000	-	0.00%	0.00%
Liang Guixin	8,750	8,750	-	0.00%	0.00%
Yan Lijuan	8,750	8,750	-	0.00%	0.00%
Jin Yinfu	8,615	8,615	-	0.00%	0.00%

SS-6

Chen Suidi	8,500	8,500	-	0.00%	0.00%
Dong Aimiao	8,500	8,500	-	0.00%	0.00%
Gao Minghuai	8,500	8,500	-	0.00%	0.00%
Zheng Shude	8,500	8,500	-	0.00%	0.00%
Zeng Qinggan	8,295	8,295	-	0.00%	0.00%
Xu Xiaocheng	8,000	8,000	-	0.00%	0.00%
Xu Qunfang	7,850	7,850	-	0.00%	0.00%
Lin Zerun	7,800	7,800	-	0.00%	0.00%
Wu Hanyan	7,800	7,800	-	0.00%	0.00%
Chen Hansong	7,500	7,500	-	0.00%	0.00%
Chen Peng	7,500	7,500	-	0.00%	0.00%
Dong Xiaolu	7,500	7,500	-	0.00%	0.00%
Hong Woshen	7,500	7,500	-	0.00%	0.00%
Lai Musheng	7,500	7,500	-	0.00%	0.00%
Li Xiaomei	7,500	7,500	-	0.00%	0.00%
Lin Chunyan	7,500	7,500	-	0.00%	0.00%
Ou Jiechan	7,500	7,500	-	0.00%	0.00%
Peng Miao	7,500	7,500	-	0.00%	0.00%
Yang Meisheng	7,500	7,500	-	0.00%	0.00%
Yang Shangcheng	7,500	7,500	-	0.00%	0.00%
Zhang Gehong	7,500	7,500	-	0.00%	0.00%
Huang Xiyou	6,500	6,500	-	0.00%	0.00%
Cai Hongwen	6,000	6,000	-	0.00%	0.00%
Lin Shaoqin	6,000	6,000	-	0.00%	0.00%

SS-7

Liu Chengzuo	6,000	6,000	-	0.00%	0.00%
Liu Yong	6,000	6,000	-	0.00%	0.00%
Luo Kefeng	6,000	6,000	-	0.00%	0.00%
Ma Yaonan	6,000	6,000	-	0.00%	0.00%
Qi Guifeng	6,000	6,000	-	0.00%	0.00%
Song Chaohui	6,000	6,000	-	0.00%	0.00%
Song Chunming	6,000	6,000	-	0.00%	0.00%
Wen Jiali	6,000	6,000	-	0.00%	0.00%
Yu Miaofang	6,000	6,000	-	0.00%	0.00%
Yu Yueguo	6,000	6,000	-	0.00%	0.00%
Zhang Jiuhua	6,000	6,000	-	0.00%	0.00%
Zhang Renyi	6,000	6,000	-	0.00%	0.00%
Luo Yubin	5,980	5,980	-	0.00%	0.00%
Li Junrong	5,850	5,850	-	0.00%	0.00%
Ren Li	5,850	5,850	-	0.00%	0.00%
CHEN Chunxiang	5,815	5,815	-	0.00%	0.00%
Su Lianjiang	5,810	5,810	-	0.00%	0.00%
Zhang Beibei	5,810	5,810	-	0.00%	0.00%
He Jingjing	5,720	5,720	-	0.00%	0.00%
Cheng Wei	5,500	5,500	-	0.00%	0.00%
Zhang Bohan	5,500	2,750	2,750	0.01%	0.01%
Xu Xiaosheng	5,475	5,475	-	0.00%	0.00%
Cai Ruihong	5,000	5,000	-	0.00%	0.00%
Chen Jifang	5,000	5,000	-	0.00%	0.00%

SS-8

Chen Ke	5,000	5,000	-	0.00%	0.00%
Chen Shuying	5,000	5,000	-	0.00%	0.00%
Guan Zhixin	5,000	5,000	-	0.00%	0.00%
Hong Yongxin	5,000	5,000	-	0.00%	0.00%
Huang Baoquan	5,000	5,000	-	0.00%	0.00%
Huang Jiancheng	5,000	5,000	-	0.00%	0.00%
Huang Kexin	5,000	5,000	-	0.00%	0.00%
Huang Lifeng	5,000	5,000	-	0.00%	0.00%
Jiang Jingzhen	5,000	5,000	-	0.00%	0.00%
Jin Cha	5,000	5,000	-	0.00%	0.00%
Lai Jinpeng	5,000	5,000	-	0.00%	0.00%
Lao Xianhua	5,000	5,000	-	0.00%	0.00%
Li Jian	5,000	5,000	-	0.00%	0.00%
Liu Bowen	5,000	5,000	-	0.00%	0.00%
Lou Huiqian	5,000	5,000	-	0.00%	0.00%
Lu Lianchun	5,000	5,000	-	0.00%	0.00%
Sun Zewen	5,000	5,000	-	0.00%	0.00%
Tang Minyi	5,000	5,000	-	0.00%	0.00%
Wang Saijun	5,000	5,000	-	0.00%	0.00%
Wei Lin	5,000	5,000	-	0.00%	0.00%
Wu Weiqing	5,000	5,000	-	0.00%	0.00%
Wu Xiaoqin	5,000	5,000	-	0.00%	0.00%
Xu Jinkun	5,000	5,000	-	0.00%	0.00%
Yan Xiaodan	5,000	5,000	-	0.00%	0.00%

SS-9

Ying Binman	5,000	5,000	-	0.00%	0.00%
Yuan Qiong	5,000	1,500	3,500	0.01%	0.01%
Zhang Dianchun	5,000	5,000	-	0.00%	0.00%
Zhang Li	5,000	5,000	-	0.00%	0.00%
Zhang Shuicheng	5,000	5,000	-	0.00%	0.00%
Zhang Zhixin	5,000	5,000	-	0.00%	0.00%
Zheng Wenjie	5,000	5,000	-	0.00%	0.00%
Zhou Jing	5,000	5,000	-	0.00%	0.00%
Zhu Tong	5,000	5,000	-	0.00%	0.00%
Liao Qiaoxi	4,500	4,500	-	0.00%	0.00%
Huang Shaojie	4,155	4,155	-	0.00%	0.00%
Cao Lubin	4,000	2,000	2,000	0.01%	0.01%
Guo Puhong	4,000	2,000	2,000	0.01%	0.01%
Huang Lizhen	4,000	4,000	-	0.00%	0.00%
Lan Lanjing	4,000	4,000	-	0.00%	0.00%
Li Jianghong	4,000	4,000	-	0.00%	0.00%
Li Peishan	4,000	2,000	2,000	0.01%	0.01%
Li Ruixiong	4,000	4,000	-	0.00%	0.00%
Tong Xiaojun	4,000	4,000	-	0.00%	0.00%
Wu Qizong	4,000	4,000	-	0.00%	0.00%
Cai Xiaoyan	3,750	3,750	-	0.00%	0.00%
He Longchi	3,750	3,750	-	0.00%	0.00%
Li Jiayi	3,500	3,500	-	0.00%	0.00%
Li Weifa	3,500	3,500	-	0.00%	0.00%

SS-10

Liu Dan	3,500	3,500	-	0.00%	0.00%
Liu Liping	3,500	3,500	-	0.00%	0.00%
Shang Juxian	3,500	3,500	-	0.00%	0.00%
Wang Xiaoying	3,500	3,500	-	0.00%	0.00%
Wu Jintu	3,500	3,500	-	0.00%	0.00%
Xu Xiaoliang	3,500	3,500	-	0.00%	0.00%
Cai Shuxing	3,460	3,460	-	0.00%	0.00%
Jin Tianfeng	3,325	1,663	1,662	0.01%	0.01%
Ma Shinan	3,160	3,160	-	0.00%	0.00%
Bin Xiaohong	3,000	3,000	-	0.00%	0.00%
Chen Shijiang	3,000	3,000	-	0.00%	0.00%
Cheng Zhifei	3,000	3,000	-	0.00%	0.00%
Li Min	3,000	3,000	-	0.00%	0.00%
Liang Zhuoquan	3,000	3,000	-	0.00%	0.00%
Zheng Bingping	3,000	3,000	-	0.00%	0.00%
Guo Meiqin	2,915	2,915	-	0.00%	0.00%
Shen Guixian	2,915	2,915	-	0.00%	0.00%
Ma Mingfu	2,875	2,875	-	0.00%	0.00%
Cai Lijuan	2,500	2,500	-	0.00%	0.00%
Deng Yingping	2,500	2,500	-	0.00%	0.00%
Du Ju	2,500	2,500	-	0.00%	0.00%
Fang Aifei	2,500	2,500	-	0.00%	0.00%
Fang Weirong	2,500	2,500	-	0.00%	0.00%
Fang Yinmao	2,500	2,500	-	0.00%	0.00%

SS-11

Fang Zhanpeng	2,500	2,500	-	0.00%	0.00%
He Xiangyang	2,500	2,500	-	0.00%	0.00%
He Yanru	2,500	2,500	-	0.00%	0.00%
Huang Changli	2,500	2,500	-	0.00%	0.00%
Jiang Lin	2,500	2,500	-	0.00%	0.00%
Lai Hongjun	2,500	2,500	-	0.00%	0.00%
Li Chan	2,500	2,500	-	0.00%	0.00%
Lin Zhiming	2,500	2,500	-	0.00%	0.00%
Liu Chaoli	2,500	2,500	-	0.00%	0.00%
Liu Ping	2,500	1,250	1,250	0.00%	0.00%
Wang Zongjun	2,500	2,500	-	0.00%	0.00%
Yang Mingyan	2,500	2,500	-	0.00%	0.00%
Ye Maonan	2,500	2,500	-	0.00%	0.00%
Yu Wenwei	2,500	2,500	-	0.00%	0.00%
Zhang Junjie	2,500	2,500	-	0.00%	0.00%
Zhong Saiqin	2,500	2,500	-	0.00%	0.00%
Feng Xiaomin	2,335	2,335	-	0.00%	0.00%
Liu Qilan	2,250	2,250	-	0.00%	0.00%
Cheng Xiuqing	2,000	2,000	-	0.00%	0.00%
He Yulin	2,000	2,000	-	0.00%	0.00%
Ke Lijun	2,000	1,000	1,000	0.00%	0.00%
Peng Daqi	2,000	1,000	1,000	0.00%	0.00%
Su Pinrong	2,000	2,000	-	0.00%	0.00%
Wang Bin	2,000	2,000	-	0.00%	0.00%

SS-12

Wu Wenzhi	2,000	2,000	-	0.00%	0.00%
Xu Huanding	2,000	2,000	-	0.00%	0.00%
Zhu Liuyang	2,000	2,000	-	0.00%	0.00%
Zuo Xiaojun	2,000	1,000	1,000	0.00%	0.00%
Peng Can	1,700	1,700	-	0.00%	0.00%
Wu Sien	1,620	1,620	-	0.00%	0.00%
Ning Bihua	1,525	1,525	-	0.00%	0.00%
Chen Qinyun	1,500	1,500	-	0.00%	0.00%
Chen Weibo	1,500	750	750	0.00%	0.00%
Chen Zongze	1,500	1,500	-	0.00%	0.00%
Huang Peina	1,500	1,500	-	0.00%	0.00%
Jiang Jianjun	1,500	1,500	-	0.00%	0.00%
Jin Hongwei	1,500	1,500	-	0.00%	0.00%
Lin Wu	1,500	1,500	-	0.00%	0.00%
Meng Xiaohua	1,500	1,500	-	0.00%	0.00%
Xiong Qian	1,500	1,500	-	0.00%	0.00%
Yang Ruijian	1,500	1,500	-	0.00%	0.00%
Zhou Fang	1,500	1,500	-	0.00%	0.00%
Pan Changsheng	1,335	1,335	-	0.00%	0.00%
Du Xiaodong	1,250	1,250	-	0.00%	0.00%
Li Hongxia	1,250	1,250	-	0.00%	0.00%
Lin Xiaowen	1,250	1,250	-	0.00%	0.00%
Qin Chuyi	1,250	1,250	-	0.00%	0.00%
Zeng Chunnian	1,250	1,250	-	0.00%	0.00%

SS-13

Chen Yongkun	1,000	1,000	-	0.00%	0.00%
Hu Yao	1,000	1,000	-	0.00%	0.00%
Hu Yonggang	1,000	300	700	0.00%	0.00%
Huang Changshuang	1,000	1,000	-	0.00%	0.00%
Huang Panpan	1,000	1,000	-	0.00%	0.00%
Lai Jinsong	1,000	1,000	-	0.00%	0.00%
Liao Meining	1,000	500	500	0.00%	0.00%
Liao Yejun	1,000	500	500	0.00%	0.00%
Lin Nan	1,000	500	500	0.00%	0.00%
Shao Xueling	1,000	500	500	0.00%	0.00%
Wang Fengying	1,000	300	700	0.00%	0.00%
Wang Jun	1,000	1,000	-	0.00%	0.00%
Wang Yuan Chai	1,000	1,000	-	0.00%	0.00%
Xie Qixia	1,000	1,000	-	0.00%	0.00%
Xu Shuai	1,000	1,000	-	0.00%	0.00%
Yang Chengjiu	1,000	1,000	-	0.00%	0.00%
Yang Siyuan	1,000	1,000	-	0.00%	0.00%
Zhou Xuelian	1,000	1,000	-	0.00%	0.00%
Huang Shenfang	750	750	-	0.00%	0.00%
Pan Yihong	750	750	-	0.00%	0.00%
Yang Weijun	750	750	-	0.00%	0.00%
Liu Huan	600	600	-	0.00%	0.00%
Ning Yanxia	565	565	-	0.00%	0.00%
Guo Huiping	500	500	-	0.00%	0.00%

SS-14

Huang Lanfen	500	500	-	0.00%	0.00%
Huang Li Qihong	500	500	-	0.00%	0.00%
Huang Ting	500	500	-	0.00%	0.00%
Jiang Yingjiao	500	500	-	0.00%	0.00%
Lei Quanbing	500	500	-	0.00%	0.00%
Li Xiuling	500	500	-	0.00%	0.00%
Liu Baoneng	500	500	-	0.00%	0.00%
Liu Weijun	500	500	-	0.00%	0.00%
Ming Shenqing	500	500	-	0.00%	0.00%
Peng Conghai	500	500	-	0.00%	0.00%
Qiu Xiulian	500	500	-	0.00%	0.00%
Ruan Jianfei	500	500	-	0.00%	0.00%
Tan Hongwei	500	500	-	0.00%	0.00%
Xu Jianxiong	500	500	-	0.00%	0.00%
Yang Chanyu	500	500	-	0.00%	0.00%
Yue Peng	500	500	-	0.00%	0.00%
Zhang Jintian	500	500	-	0.00%	0.00%
Zhang Liping	500	500	-	0.00%	0.00%
Zhang Xigen	500	500	-	0.00%	0.00%
Zhang Yan	500	500	-	0.00%	0.00%
Zhao Qingyu	500	500	-	0.00%	0.00%
Zheng Jinlin	500	500	-	0.00%	0.00%
Zhou Deli	500	500	-	0.00%	0.00%
Zhou Pinghui	500	500	-	0.00%	0.00%
Zhuang Shunhua	500	500	-	0.00%	0.00%
Ma Hua	464	464	-	0.00%	0.00%
Huang Changlin	250	250	-	0.00%	0.00%
Lin Jingzai	250	250	-	0.00%	0.00%
Zhou Yiwen	250	250	-	0.00%	0.00%
Pi Xiaozhong	200	200	-	0.00%	0.00%
Total		2,364,837

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

SS-15

SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any of these methods of sale; and
●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

SS-16

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
●	the complete details of how the selling stockholders’ shares are and will be held, including location of the particular accounts;
●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and
●	in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any Selling Stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

SS-17

LEGAL MATTERS

The validity of the common stock offered in this offering and legal matters as to Nevada law will be passed upon for us by Loeb & Loeb LLP, New York, New York.

SS-18

ADDENTAX GROUP CORP.

2,364,837 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until       , 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter or placement agent with respect to their unsold subscriptions.

The date of this prospectus is        , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the placement agent commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the FINRA filing fee.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$28,391
FINRA Filing Fee	35,637
NASDAQ Application and Listing Fee	75,000
Attorney’s fees and expenses	350,000
Accountant’s fees and expenses	17,000	*
Transfer agent’s and registrar fees and expenses	5,000	*
Printing and engraving expenses	7,500	*
Miscellaneous expenses	2,500	*

Total	$521,028	*

* Estimated expenses.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

II-1

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During January 2016, the Company sold a total of 18,500 common shares for cash contributions of $555 at $0.03 per share.

During February 2016, the Company sold a total of 74,000 common shares for cash contributions of $2,220 at $0.03 per share.

During March 2016, the Company sold a total of 333,000 common shares for cash contributions of $9,862 at $0.03 per share.

On April 18, 2017, the Company issued a total of 500,000,000 common shares as follows:

○	Hengtian Group Co., Ltd.: (Beneficial Owner: Ma Huizhu) 215,000,000 restricted common shares.

○	Hong Zhida*: 30,000,000 restricted common shares.

○	Hui Lian Group Ltd.: (Beneficial Owner: Ma Huijun) 255,000,000 restricted common shares.

The 500,000,000 common shares were issued pursuant to a Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd., a company incorporated under the laws of the Republic of Seychelles. The Company agreed to issue five hundred million (500,000,000) shares of common stock to Yingxi Industrial Chain Group Co., Ltd. to acquire its shares and assets for a cost of US$0.30 per share or a total cost of US$150,000,000.

*Hong Zhida is the President, Secretary and a Director of the Company.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, and the rules and regulations promulgated thereunder in connection with the sales and issuances described above since the foregoing issuances and sales did not involve a public offering, the recipients were (a) “accredited investors”, and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

II-2

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Pursuant to Item 601 of Regulation S-K:

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

		Filed or	Incorporated by Reference
Exhibit Number		Furnished Herewith	Form	Exhibit	Date	File No.
1.1*	Form of Placement Agency Agreement	X
3.1	Articles of Incorporation		S-1	3.1	8/5/2015	333-206097
3.2	Certificate of Amendment Pursuant to NRS 78.386 and 78.390, effectuating the two for one forward stock split and increasing the authorized shares of common stock of Addentax Group Corp. from 75,000,000 to 150,000,000		8-K	3.1	7/21/2016	333-206097
3.3***	Certificate of Amendment Pursuant to NRS 78.385 and 78.390, increasing the authorized shares of common stock of Addentax Group Corp. to 1,000,000,000
3.4	Certificate of Change Pursuant to NRS 78.209, effectuating the 20-for-1 reverse stock split and decreasing the authorized shares of common stock of Addentax Group Corp. from 1,000,000,000 to 50,000,000		8-K	3.1	3/5/2019	333-206097
3.5	Amended and Restated Bylaws		8-K	3.1	3/15/2019	333-206097
4.1*	Form of Placement Agent Warrant	X
5.1*	Opinion of Loeb & Loeb LLP re: the legality of the securities being registered	X
10.1	Loan Agreement, dated March 2, 2015		S-1	10.1	8/5/2015	333-206097
10.2	Contract of the sale goods, dated February 3, 2015		S-1	10.2	8/5/2015	333-206097
10.3	Lease Agreement, dated December 15, 2014		S-1	10.3	8/5/2015	333-206097
10.4	Verbal Agreement, dated October 28, 2014		S-1	10.4	8/5/2015	333-206097
10.5	Form of Subscription Agreement		S-1	99.1	8/5/2015	333-206097
10.6	Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.; Dated December 26, 2016		8-K	10.1	12/28/2016	333-206097
10.7	Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.; Dated March 6, 2017		8-K	10.1	3/7/2017	333-206097
10.8	Independent Director Agreement with Ms. Ng Chung Chi		8-K	10.1	3/11/2019	333-206097
10.9	Independent Director Agreement with Ms. Yu Jiaxin		8-K	10.2	3/11/2019	333-206097
10.10	Independent Director Agreement with Mr. Li Weilin		8-K	10.3	3/11/2019	333-206097
14.1	Code of Ethics		10-K/A	14.1	9/21/2018	333-206097
16.1	Letter, dated October 27, 2015 from Cutler & Co. LLC to the Securities and Exchange Commission.		8-K	16.1	10/27/2015	333-206097
16.2	Letter from Pritchett Siler & Hardy, PC dated February 22, 2017		8-K	16.1	2/22/2017	333-206097
23.1*	Consent of Pan-China Singapore PAC	X
23.2*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1***	Power of Attorney

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luohu District, Shenzhen City, China, on August 7, 2019.

ADDENTAX GROUP CORP.

/s/ Hong Zhida
Hong Zhida
CEO, President, Secretary and Director
(Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Zhida	CEO, President, Secretary and Director	August 7, 2019
Hong Zhida	(Principal Executive Officer)

/s/ Huang Chao	CFO and Treasurer	August 7, 2019
Huang Chao	(Principal Financial and Accounting Officer)

*		August 7, 2019
Ng Chung Chi	Independent Director

*		August 7, 2019
Yu Jiaxin	Independent Director

*		August 7, 2019
Li Weilin	Independent Director

*		August 7, 2019
Hong Zhiwang	Director

*/s/ Hong Zhida
Hong Zhida
Attorney-in-Fact

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